UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMERSON ELECTRIC CO.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2022 ANNUAL MEETING & PROXY STATEMENT

February 1, 2022 | St. Louis, Missouri

EMERSON

8000 W. Florissant Avenue

St. Louis, MO 63136

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2022 Annual Meeting of Shareholders of Emerson Electric Co. to be held on Tuesday, February 1, 2022, at 10:00 a.m., Central Time, currently scheduled at the Emerson headquarters located at 8000 W. Florissant Avenue, St. Louis, Missouri 63136.

At this year’s meeting, we will vote on the election of four Directors and the ratification of the selection of KPMG LLP as Emerson’s independent registered public accounting firm. We will hold a non-binding advisory vote on the compensation of Emerson’s named executive officers. We will also report on our business and provide an opportunity for shareholders to ask questions.

Emerson has a legacy of serving as a partner of choice to essential industries. Our talented global workforce comes together each day to innovate solutions to some of the world’s most complex challenges, even amid the most difficult circumstances. As supply chain issues and the COVID-19 pandemic remained significant global obstacles, our team worked to meet fast-evolving needs with a grit, determination and passion that are core to our identity at Emerson.

This year, our leadership teams made progress to advance our company forward in three priority areas – Culture, Portfolio and Execution – that reinforce value creation across the organization. These focus areas serve as a strong complement to one another and as a roadmap to where we are going as a global company.

We are resolutely focused on strengthening our culture and our workplace – putting greater emphasis on diversity, equity and inclusion, talent acquisition and development, and the employee experience. We have also welcomed our first Chief People Officer, who will be a champion for ensuring our company evolves with the changing needs and expectations of today’s talent and remains positioned to grow and succeed now and in the future. We’re also continuing to integrate environmental, social and governance (ESG) priorities into the core of Emerson’s culture. We are committed to ensuring our business practices are sustainable. And we will do our part to respond to the ongoing environmental and social issues so the state of our planet and our communities is healthier tomorrow than it is today.

We are propelling our portfolio forward with intention, driving innovation that makes the world healthier, safer, smarter and more sustainable. We continue to identify and implement new technologies, software and services that are enabling modernization of essential industries around the world – including life sciences, power and energy, the cold chain, food and water, and human comfort. We are also accelerating our software strategy through a definitive agreement to acquire a controlling interest in AspenTech and to contribute our industrial software businesses – OSI Inc. and our Geological Simulation Software – to the combined company to create a diversified, high-performance industrial software leader with greater scale, capabilities and technologies. This approach, which we expect to close in the second calendar quarter of 2022, will enable more opportunity in the high-value software space and create a vehicle for software acquisitions.

As I reflect on my first year as Emerson’s CEO, I’m incredibly thankful for the entire Emerson team working beside me across the globe today. I want to thank our Board of Directors; our progress this year simply would not have been possible without their dedicated leadership. I’m grateful to have such an extraordinary team of individuals as partners in leading this company. Please see our 2021 Annual Report to Shareholders made available with this Proxy Statement.

This is an exciting time in the history of our company – and your vote is very important. Please complete, sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

On behalf of the Board of Directors and all of us at Emerson, thank you for your ongoing support and involvement. I hope you share in my excitement for Emerson’s next chapter of global leadership and industry evolution.

December 10, 2021

Sincerely,

SURENDRALAL (LAL) L. KARSANBHAI

Chief Executive Officer, President and Director

i	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

Notice of Annual Meeting of Shareholders for Emerson Electric Co.

DATE AND TIME:	Tuesday, February 1, 2022, 10 a.m. CST
PLACE:	Emerson Headquarters, 8000 W. Florissant Avenue, St. Louis, MO 63136
ITEMS OF BUSINESS:

1.  To elect as Directors the four nominees named in the accompanying proxy statement.

2.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

3.  To approve, on an advisory basis, the compensation of Emerson’s named executive officers.

4.  To transact other business, if any, properly brought before the meeting.

WHO CAN VOTE:	Record holders of Emerson common stock at the close of business on November 23, 2021
HOW TO VOTE:

Your vote is important, and we urge you to cast your vote in advance of the meeting by telephone, internet or mailing your completed and signed proxy card or voting instruction form, or in person at the meeting. If you attend the meeting, you may revoke your previously cast vote and vote in person. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

MEETING ADMISSION:

An admission ticket for record holders (or a satisfactory account statement for street name holders) is required to attend the meeting. Please see “Proxy Statement Summary” for information on attending the meeting. If you have questions regarding the required information, or to request an admission ticket, please contact the Emerson Investor Relations Department at 314-553-2197 in advance.

2021 ANNUAL REPORT AND DATE OF DISTRIBUTION:

For more complete information regarding Emerson, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021. A copy of our Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report are first being made available or mailed to shareholders on or about December 10, 2021.

By order of the Board of Directors,
December 10, 2021	SARA YANG BOSCO
St. Louis, Missouri	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 1, 2022

Emerson’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials is first being sent to our shareholders on or around December 10, 2021. Shareholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.

Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the COVID-19 pandemic, we may deem it necessary to hold the Annual Meeting solely by means of remote communication (i.e., a virtual-only meeting) or as a hybrid meeting (i.e., permitting both virtual and in-person attendance) in lieu of an in-person meeting at our headquarters. If we decide to hold a virtual or hybrid Annual Meeting, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. In that event, the Annual Meeting would be held on the above date and time but would be available via live audio webcast, and shareholders or their legal proxy holders could participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EMR2022 and using your 16-digit control number. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	ii

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. You should read the entire Proxy Statement before voting.

Annual Meeting

2022 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, including virtual or hybrid options that may be necessary due to COVID-19, see Questions and Answers beginning on page 62.

Meeting Date: Tuesday February 1, 2022	Meeting Place: Emerson Headquarters 8000 W. Florissant Ave. St. Louis, MO 63136	Meeting Time: 10:00 a.m. Central Time	Record Date: November 23, 2021

Voting Matters	Board Recommendation	Vote Standard	Page

Management Proposals
Item 1 Election of Directors	FOR each nominee	Majority present & entitled to vote	51
Item 2 Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm	FOR	Majority present & entitled to vote	58
Item 3 Approval of named executive officer compensation	FOR	Majority present & entitled to vote	59

For the election of Directors, you have the choice of voting “FOR” all or individual nominees or to “Withhold Authority” to vote for all or individual nominees. For the other proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.

Whether or not you plan to attend the meeting, please provide your proxy by internet, phone, or by filling in, signing, dating and promptly mailing your proxy card or voting instruction form.

By Internet: www.proxyvote.com	By Phone: 1-800-690-6903 (toll free within U.S. and Canada)	By Mail: Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Attending the Meeting

You may also vote at the meeting. All attendees must present government-issued photo identification, such as a driver’s license or passport. If you are a shareholder of record, please check the box on your proxy card and bring the tear-off admission ticket with you. If you are a beneficial, or “street name”, holder and your shares are held in the name of someone else (such as a broker, bank or other nominee), please bring a letter or account statement from that firm showing you were a beneficial holder on November 23, 2021. Failure to provide such identification may result in your exclusion from the meeting.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	1

PROXY STATEMENT SUMMARY

Our Board of Directors

Nominees and Continuing Directors

The Emerson Board is divided into three classes. You are being asked to vote on the four Director nominees indicated below for the specified terms. The eight continuing Directors were previously elected to terms ending at the Annual Meeting specified. All Directors are independent, except Mr. Karsanbhai. Please see “Proxy Item No. 1 – Election of Directors” for more information.

AC   Audit Committee

CC  Compensation Committee

FC   Finance Committee

NC  Nominating and Corporate Governance Committee

EC  Executive Committee

Nominees for Terms Ending in 2025

Joshua B. Bolten President and Chief Executive Officer, Business Roundtable Age: 67 Director Since 2012 Committees: EC, NC	William H. Easter III Former Chairman, President and CEO, DCP Midstream Age: 72 Director Since 2020 Committees: CC, FC	Surendralal (Lal) L. Karsanbhai CEO and President, Emerson Age: 52 Director Since 2021 Committees: EC	Lori M. Lee CEO AT&T Latin America and Global Marketing Officer, AT&T, Inc. Age: 56 Director Since 2018 Committees: AC, EC, FC

To Continue in Office Until 2023

Martin S. Craighead Former Chairman and Chief Executive Officer, Baker Hughes, Inc. Age: 61 Director Since 2019 Committees: CC, NC	Gloria A. Flach Retired Corporate Vice President and COO, Northrop Grumman Corp. Age: 62 Director Since 2017 Committees: CC, EC, FC	Matthew S. Levatich Retired President and Chief Executive Officer, Harley-Davidson, Inc. Age: 56 Director Since 2012 Committees: AC, FC

To Continue in Office Until 2024

Mark A. Blinn Former Chief Executive Officer and President, Flowserve Corp. Age: 59 Director Since 2019 Committees: AC, CC	Arthur F. Golden Sr. Counsel, Davis Polk and Wardwell Age: 75 Director Since 2000 Committees: EC, FC	Candace Kendle Retired Chairman and Chief Executive Officer, Kendle International, Inc. Age: 74 Director Since 2014 Committees: AC, NC	James S. Turley Board Chair, Emerson, Retired Chair and CEO, Ernst & Young LLP Age: 66 Director Since 2013 Committees: AC, EC, NC

Clemens A. H. Boersig, currently an independent Director and a member of the Compensation Committee and Finance Committee, will be retiring from the Board as of the Annual Meeting.

2	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

Key Events and Developing Culture in 2021

2022 Board at A Glance

38	98%	97%	100%	64	2 of 3

Total Board and committee meetings in fiscal 2021	Attendance by Directors at committee meetings in fiscal 2021	Attendance by Directors at 14 Board meetings in fiscal 2021	Director attendance at 2021 Annual Meeting	Average Director Age	Required committees are chaired by women

Board Refreshment and Diversity

Demonstrated commitment to Board refreshment and Board diversity, with four of the six new Directors in the last five years being gender or ethnically diverse.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	3

PROXY STATEMENT SUMMARY

Fiscal 2021 Performance Highlights

Executive Compensation Highlights

Our pay for performance philosophy and key principles of our executive compensation program directed our performance objectives that drove strong and consistent fiscal 2021 results despite unprecedented operational challenges for the Company and the essential industries we serve. We continued to focus on strategically driving the Company forward through three priority areas – Culture, Portfolio and Execution – to maximize value creation. We want to continue to build upon our legacy and advance our business with intention and purpose and reinforce a strong future of Emerson for our employees, communities, customers, shareholders and valued partners.

•

NEO Compensation. Fiscal 2021 NEO annual total compensation reflects our strong and consistent fiscal 2021 results; a leadership transition; the individual performance and accomplishments of our NEOs; the mitigation of supply risks, labor shortages and other geopolitical challenges, including the continuing COVID-19 pandemic; the disciplined management of the Company’s business and operations, including through continued progress toward cost reset targets; and the continued focus on safety and wellbeing of our employees.

•

Alignment with Shareholders. We believe that our practice of setting a majority of our NEOs’ pay as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO annual total compensation (cash and annual long-term stock award) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we maximize the value we can deliver to shareholders. In fiscal 2021, 91% of our CEO’s annual pay and an average of 85% of the other NEOs’ annual pay was comprised of “at-risk” compensation. In addition, our NEOs generally hold the stock they earn, substantially exceeding our stock ownership guidelines.

•

Long-Term Performance. In fiscal 2021, 100% of our NEOs’ annual long-term stock awards were again performance-based awards. These performance shares awards are subject to the Company’s achievement of established financial objectives over the Fiscal 2021 – 2023 Performance Period, benchmarked against a global growth rate target as well as relative to the total shareholder return modifier metric. For the Fiscal 2022 – 2024 Performance Period, we have refined our performance metrics and benchmark to better reflect our strategic objectives for the performance period and our determination for increased value creation.

•	Competitive Compensation. We continued to target NEO annual total compensation in the median market range.

•

Retention and Succession Planning. We focused on critical retention and succession planning needs for our key executives, including in connection with the leadership transition upon the retirement of our former Chair and CEO.

•

Continued Integration of ESG Priorities into the Core of our Culture. We are committed to enabling a culture where everyone feels valued, trusted and empowered and continuing to integrate environmental, social and governance (ESG) priorities, including as part of our total compensation discussions and programs. As part of our total compensation discussions and programs, we will focus on executive efforts to advance Emerson’s Diversity & Inclusion related goals in attracting and retaining a highly qualified workforce.

4	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

Environmental, Social & Governance Highlights

Topic	Highlight

Director Independence

•  New Independent Board Chair

•  10 of 11 continuing Directors are independent

•  Amended Bylaws to allow split CEO and Board Chair role

•  All Board Committees are independent pursuant to requirements of the NYSE and our governance documents

•  Regular executive sessions attended by non-management Directors only

Sustainability & GHG Reduction Target	• Appointed the Company’s first Chief Sustainability Officer • Previously announced a commitment to reduce GHG emissions by 20%, normalized to sales

Diversity

•  45% of continuing Directors are women or persons of color

•  Introduced diversity goals at leadership level

•  Appointed the Company’s first Chief People Officer

•  60% of the Office of the Chief Executive is diverse

•  Consideration of ESG in compensation

People and Community	• Established Emerson Assistance Fund for employees • Refocused charitable giving to focus on addressing education equity in our communities

Three Audit Committee Financial Experts	• The Board has determined that three members of the Audit Committee are Audit Committee Financial Experts under SEC rules

Shareholder Responsiveness

•  In 2020, we again proposed to amend our Restated Articles to declassify our Board of Directors

•  In 2018, we proposed to amend our Restated Articles to allow shareholders the right to amend our Bylaws

•  We removed our forum selection Bylaw after it was not ratified by our shareholders

Proxy Access Bylaw

•  Proactive adoption in 2017 of proxy access for Director nominees

•  A shareholder, or group of up to 20, holding 3% of Company stock for 3 years may place a limited number of Director nominees in the Company’s proxy statement for election

•  Recently, we further improved our proxy access Bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure

Board Refreshment	• Added six new Directors in last five years • Balance of new and continuing Directors, with average tenure for all continuing Directors of 7 years • Average continuing Director age of 64

Other Practices

•  Directors elected by majority voting

•  98% aggregate Board and Committee attendance in 2021

•  100% Directors then in office attended the 2021 Annual Meeting

•  Comprehensive New Director Orientation

•  No shareholder rights plan or “poison pill”

•  Blackout, clawback, pledging and anti-hedging policies

•  Director and executive officer stock ownership policies

•  Annual ESG and Political Spending Reports

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	5

From the Independent Chair

JAMES S. TURLEY

Dear Fellow Shareholder:

As Chair of the Board, I have the opportunity to work closely with each of the Company’s Directors, as well as the Company’s management team. I’ve been a member of the Board since 2013, and I am honored to have now stepped into the job of Chair. In this new role, I’m focused on working in partnership with management and the other members of the Board to represent Emerson’s shareholders, advance growth and generate value.

It’s been a transformative year for Emerson, and it’s been a pleasure to be a partner to the Company in a new capacity this year as it evolves into its next era of growth and success. I am energized by the significant progress Emerson has made over the last year. As a Board, we serve as a collaborator in support of the Company’s strategic focus on Culture, Portfolio and Execution. We are pleased by the tremendous momentum to advance progress related to talent, as well as portfolio allocation, as the Company seeks to drive growth and anticipate the solutions its customers need.

One of the critical tenets of the Board is independence, which helps us best advocate for the interests of Emerson’s shareholders as we advise on Company strategy. This year, we amended our Bylaws to split the CEO and Chair roles, and I was humbled by my fellow Directors’ support in naming me Chair. In addition, currently 11 of our 12 Directors are independent, and our regular executive sessions are attended only by non-management Directors.

We continue our efforts related to Board refreshment to ensure the right balance of tenure, experience and diversity. In the last five years, we have added six new Directors, helping us achieve a balance of new and continuing directors, with an average tenure of seven years.

The Board and Emerson’s leadership team are also focused on environmental, social and governance (ESG) initiatives. We have an important role in supporting Emerson’s ongoing progress toward operational sustainability for the Company as well as the customers it serves. More on these efforts will be included in Emerson’s 2021 ESG Report to be published early in 2022.

I have always admired Emerson’s incredible legacy of disciplined management, its talented global workforce and its ability to execute quickly and efficiently. This legacy will endure, and I look forward to continuing to partner with Lal and the Board in order to drive the Company forward and create long-term value.

On behalf of the entire Board, thank you for your support and engagement.

Sincerely,

James S. Turley

Chair of Board of Directors, Emerson

6	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

Board and Committee Operations

Board and Corporate Governance

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each Director must exercise good faith business judgment in the best interests of Emerson, our shareholders, employees and communities in which we operate. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. Management has responsibility for our day-to-day operations, implementing these policies and strategic direction, subject to Board oversight.

Governance Principles and Ethics Program

Our Board has adopted Corporate Governance Principles and Practices that govern the structure and operations of our Board, Board oversight of management and relations between the Board and our shareholders. In addition, our Board has adopted an ethics program that applies to all Emerson employees and our Directors, and includes an Employee Code of Conduct, supplements that are specifically applicable to our Directors and executive officers, and an additional code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller.

The Company’s Corporate Governance Principles and each component of its ethics program are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics. Printed copies of these documents are available to shareholders upon written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting any amendments and/or waivers to its ethics code at the same location on its website.

The Board of Directors annually reviews its governance policies and practices, taking into account changes in applicable law, trends in corporate governance and input from shareholders.

Environmental, Social & Governance (ESG)

Our ESG and corporate social responsibility strategy is overseen by our Board and its committees as a part of their oversight of our overall strategy and risk management. The full Board has responsibility for the oversight of our ESG efforts. These efforts are part of a process that is designed to provide the Board timely visibility into the identification, reporting, assessment, and management of ESG issues. The Corporate Governance and Nominating Committee is responsible for assisting the Board in the oversight of the Company’s sustainability strategy, which includes, among other things, the matters covered in the Company’s ESG Report. Our ESG Report (formerly our Corporate Social Responsibility Report) has been published annually since 2015 and these reports are available on our website. In addition, our Audit Committee reviews a summary of the Company’s environmental activities and a summary of anticipated environmental audits and expenditures each year.

In our business and manufacturing operations around the world, our strategy focuses on efficient use of energy and natural resources to help reduce the intensity of the Company’s greenhouse gas (GHG) emissions. In 2019, we committed to reducing our GHG emissions by 20%, normalized to sales, across our manufacturing and shared services facilities by the year 2028. As part of these efforts, in 2021 we appointed our first Chief Sustainability Officer who is leading the Company and the Environmental Sustainability Steering Committee, comprised of senior-level Emerson executives, to further our environmental sustainability efforts.

Our human capital management and succession planning, including diversity, equity and inclusion initiatives, are important components of our strategy. Attracting, developing, and retaining talent is key to our business and operating results. Half of the members of our current Board of Directors are women, persons of color or of a diverse nationality. We have introduced a diversity goal at our leadership level. We hired our first Chief People Officer to help ensure the Company remains positioned to grow and retain talent now and in the future. Also, as part of our diversity, equity and inclusion efforts, among other things, the Company has a Diversity Council, comprised of 14 senior-level Emerson executives to advance diversity and inclusion within the company. In addition, the Company has established the following employee resource groups: Black Employee Alliance, LGBTQ + Allies, Somos (focusing on supporting the Latin Americans and Hispanics at Emerson and in the communities we serve), the Veterans Resource Group, and the Women’s Impact Network. In 2021, we formed two new employee resource groups named the Asian & Pacific Islander Alliance, and Mosaic (focusing on employees working away from their home country).

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	7

BOARD AND COMMITTEE OPERATIONS

Recent ESG Changes

Our Corporate Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders. As part of its review process, the Board recently made changes to Emerson’s corporate governance polices:

•

Independent Board Chair. In 2021, we amended our Bylaws and Corporate Governance Principles to allow for the splitting of the roles of the CEO and the Board Chair and we elected James Turley as our independent Board Chair.

•

Board Refreshment. To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, six new Directors have joined the Company within the last five years.

•	Board Diversity. To further advance diverse perspectives on our Board, we have added four diverse Directors in the last five years.

•

GHG Reduction. We have committed to reducing our GHG emissions by 20%, normalized to sales, by the year 2028. This goal was developed in partnership with environmental experts to demonstrate our progress toward reducing emissions while accounting for growth and changes across our dynamic global business.

•

Emphasis on ESG and Corporate Social Responsibility. We recently amended the charter of our Corporate Governance and Nominating Committee to emphasize its role in overseeing important public policy issues and issues of corporate social responsibility, including health, safety and environmental and sustainability policies and reporting. We also formed the Environmental Sustainability Steering Committee to further our environmental sustainability efforts and a Diversity Council to advance diversity and inclusion efforts within the Company. We established numerous employee resource groups to provide support to diverse employees within our Company.

•

Our Recent Proposals to Declassify Our Board and to Allow Shareholders the Right to Amend Our Bylaws. We recognize that many of our shareholders would prefer a declassified board structure and the right of shareholders to amend bylaws and that these policies are increasingly considered important aspects of good corporate governance. In response to these trends and shareholder requests, we have acted. In 2020, we again asked our shareholders to amend our Restated Articles to declassify our Board of Directors. However, the amendment did not receive the required vote to pass. We made a similar proposal in 2013 with the same result. Similarly, in 2018, we proposed amendments to our Restated Articles providing shareholders the right to amend our Bylaws, but it also did not receive the required approval. We were advised that, based on an analysis of our shareholder base, these proposals would likely not be successful this year. We have discussed this analysis with certain of our larger shareholders. As a result, we are not resubmitting either of these proposals at this year’s Annual Meeting, but we will continue to assess the potential for approval in the future.

•	Reduced Board Compensation During Pandemic. Our Board implemented Company-wide cost cuts in 2020 during the height of the pandemic, including reducing its own cash compensation.

•

Proxy Access Bylaw. In 2017, we amended our Bylaws to adopt proxy access, which provides eligible shareholders a process for including their director nominees in the Company’s proxy materials. Proxy access is discussed below at “Corporate Governance and Nominating Committee—Proxy Access” on page 14. In fiscal 2021, we further improved our proxy access Bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure.

•

Removal of Forum Selection Bylaw. In 2018, we submitted a proposal to shareholders to ratify our forum selection Bylaw, which provided that the sole and exclusive forum for specified legal actions would be courts located in Missouri. The proposal was not approved. As a result, the Board has subsequently reconsidered the provision and removed it from the Bylaws.

•

ESG and Corporate Social Responsibility Reporting. In 2015, at the Board’s direction, we published our first Corporate Social Responsibility Report highlighting the Company’s environmental stewardship, integrity and ethics, corporate governance, political spending and lobbying, human resources and diversity, supply chain practices and community involvement. In 2020, the Company expanded and published its fifth Corporate Social Responsibility (CSR) Report. In 2021, we published our first ESG Report, which expands on the disclosures in our prior CSR Reports.

We believe these actions are indicators of good governance and enhance our accountability to shareholders.

Board Meetings and Attendance

There were fourteen meetings of the Board during fiscal 2021. All Directors attended at least 75% of the meetings of the Board and committees on which he or she served. Moreover, Directors had 97% Board meeting attendance and the Directors’ average attendance rate at meetings of the committees on which they serve was 98%. Directors are strongly encouraged to attend the Annual Meeting, although the Company has no policy requiring attendance. All Directors then in office attended the 2021 Annual Meeting.

8	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

BOARD AND COMMITTEE OPERATIONS

Board Leadership Structure

The Board believes that it should have the flexibility to determine whether the same person should serve as both Chair and CEO based on what it believes will provide appropriate Company leadership and deep global industry knowledge. In 2021, the Board determined to separate the roles of the Chief Executive Officer and the Chair of the Board and to elect an independent Chair. The Board believes that this current structure, with Mr. Karsanbhai serving as both CEO and as a Director and Mr. Turley serving as an independent, non-executive Board Chair, is appropriate given Mr. Karsanbhai’s recent promotion and Mr. Turley’s extensive experience in key Board roles and leadership experience. Consistent with past practice, if those functions are re-combined in the future, the Company anticipates that it would designate a Lead Independent Director at such time.

Among other things, the Board Chair presides at all shareholder and Board meetings, including executive sessions of independent or non-management Directors, establishes Board meeting agendas in conjunction with the CEO and Secretary, calls Board meetings and meeting of the independent Directors, acts as the Board’s key liaison with the CEO and chairs the Board’s Executive Committee. The Board Chair is available for consultation with shareholders.

Each year the Board, through its Corporate Governance and Nominating Committee, reviews its leadership structure to ensure that it remains appropriate for the Company.

Board Role in Risk Oversight

The Board has responsibility for oversight of the Company’s risk management process. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include strategic, operational, cybersecurity, compliance, environmental, sustainability, financial and reputational. The full Board, or the appropriate committee, receives this information through updates from management to enable it to understand and monitor the Company’s risk management process.

Shareholder Engagement

We value our shareholders’ perspective on our businesses and each year interact with shareholders and investment analysts through a variety of engagement activities. These engagement activities include our annual investor conference and participation in industry conferences throughout the year. In addition, we routinely schedule additional engagement meetings with investors and analysts in various locations around the world. Investors and analysts may schedule meetings with our Vice President of Investor Relations to request additional information regarding the Company. We reach out to our largest shareholders each year in connection with our Annual Meeting to discuss, among other things, the matters that will be voted on at the meeting, leadership structure, business strategy, financial performance, governance, executive compensation, diversity, sustainability initiatives, and we respond to questions or concerns raised by shareholders. We discuss input provided by our shareholders during these meetings with our full Board, Corporate Governance and Nominating Committee, Compensation Committee, and other Committees of the Board as appropriate. Our Investor Relations department can be reached at 314-553-2197, investor.relations@emerson.com, or at www.Emerson.com, Investors, Investor Resources, Shareholder Information.

Board Composition

Our current Board consists of twelve Directors. We have added six new Directors in the last five years.

As required by our Restated Articles of Incorporation, our Board is divided into three classes, with the terms of office of each class ending in successive years. The Directors in one class are elected at each Annual Meeting to serve for a three-year term and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Periodically, a Director is elected to a class with a shorter term, or moved into a different class between meetings, to rebalance the classes.

Pursuant to the Company’s Bylaws, a Director may not stand for election after age 72 without Board review and assessment. If our Board determines that continued service beyond this period is in the best interests of Emerson and our shareholders, our Board may amend the Bylaws to waive this requirement and allow election to an additional term, subject to our classified Board structure and key business issues. Clemens Boersig is retiring from the Board pursuant to this requirement as of the 2022 Annual Meeting, after which our Board will have eleven Directors. In light of his extensive experience and recent addition to our Board, last year we amended our Bylaws to permit Mr. Easter to stand for election at the 2022 Annual Meeting. The Bylaws also permitted Mr. Golden and Dr. Kendle to stand for election to the Board for an additional term at the 2021 Annual Meeting.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	9

BOARD AND COMMITTEE OPERATIONS

We are committed to reviewing our Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure.

Our Board’s membership represents a balanced approach to Director tenure, allowing our Board to benefit from the experience of longer-serving Directors as well as the fresh perspectives of newer Directors. The Board is continually seeking out highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board.

Our Directors have a wide range of skills and experience in a variety of professions and industries, including:

DIRECTOR SKILLS AND EXPERIENCE

• Global business experience	• Chief executive officer experience

• Financial expertise, including chief financial officer experience	• Expertise in technology and innovation

• Corporate governance expertise	• Operational leadership, including as chief operating officer

• Experience doing business in emerging markets and China	• Business development expertise, including investment banking, mergers and acquisitions and financial markets

The specific background, skills and experience of each of our Directors is detailed under Proposal 1 – Election of Directors.

The Corporate Governance and Nominating Committee has the primary responsibility for developing a Director succession plan. The Committee periodically reviews our Board composition and, as discussed above, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of Directors that can best continue our success and represent our shareholders’ interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service. In fiscal 2021, the Board added Mr. Karsanbhai, the Company’s new CEO, to the Board, increasing our Board’s diversity.

Other Key Governance Policies

We have adopted corporate governance policies which encourage significant long-term stock ownership and align the interests of our executives with our shareholders. These policies include:

•

Executive compensation practices that incentivize long-term performance with equity compensation using multi-year performance and vesting periods; align executive and shareholder interests and reward for superior performance rather than creating a sense of entitlement and without encouraging excessive or unnecessary risk taking. See “Executive Compensation – Compensation Discussion and Analysis” on page 19.

•	Stock ownership guidelines that require NEOs to hold stock equal to at least a specified multiple of their base salaries.

•	Blackout and stock trading policies that require permission to trade in Emerson stock.

•

Clawback policies that allow us to reduce, cancel or recover incentive compensation tied to intentional misconduct that led to a material restatement of our financial statements or in connection with violations of the Company’s ethics and compliance programs and policies, including our Code of Conduct. See “Policies Supporting Our Fundamental Principles” on page 34.

•

Pledging and anti-hedging policies that prohibit certain speculative transactions that are not in alignment with our shareholders. Specifically, our hedging policy prohibits any officer (including any executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock, regardless of how acquired, such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds. Our pledging policy prohibits pledging of Company shares as collateral for a loan by Directors or elected officers. See “Policies Supporting Our Fundamental Principles” on page 34.

Review, Approval or Ratification of Transactions with Related Persons

We have developed and implemented processes to obtain and review all transactions and relationships in which the Company and any of our Directors, Director nominees or executive officers, or any of their immediate family members, are participants, and to determine whether any of these individuals have a direct or indirect material interest in any such transaction. Our Corporate Governance and Nominating Committee reviews and provides oversight over related party transactions. Transactions that are determined to be material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also review the nature and extent of business between the Company

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BOARD AND COMMITTEE OPERATIONS

and other companies affiliated with our Directors or executive officers. Under the Company’s ethics program, an executive officer is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors. A Director is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Board. In each case, the Board will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.

The Company has a written ethics program applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the ethics program requirements for Directors and executive officers may only be granted by the Board of Directors. The Company’s ethics program documents can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics.

Certain Business Relationships and Related Party Transactions

Based on the review described above, there were no transactions from October 1, 2020 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors, nominees or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.

Director Independence

The Board has determined that all current Directors, other than Mr. Karsanbhai, are independent, as defined under the general independence standards of the New York Stock Exchange (“NYSE”). All Directors identified as independent meet the Board adopted independence standards. These standards are included in Appendix A and are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Principles & Practices.

In the course of the Board’s independence determinations, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

•

Flach, Levatich and Lee, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases in fiscal 2021 were less than 0.001% of such other company’s annual revenue and in each year were immaterial and well below the threshold set in the Emerson independence standards.

•

Golden, the annual amount paid by Emerson to the law firm of which he was a partner and determined that the amount of such payments in fiscal 2020 was less than 0.2% of such firm’s annual revenues and was in each year immaterial and well below the threshold set in the Emerson independence standards.

•

Boersig and Turley, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee and determined that such contributions were immaterial, below the threshold set in the Emerson independence standards, were made through the Company’s normal corporate charitable donation approval process and were not made on behalf of any Director. For 2021, the amount of such contributions were: Boersig: $5,000 to the New York Philharmonic; and Turley: $845,000 to the St. Louis Municipal Opera Theatre and $30,000 to Forest Park Forever. These last two organizations are prominent St. Louis civic organizations to which Emerson, as a St. Louis headquartered company, has provided substantial support for over 30 years, long before Mr. Turley joined the Emerson Board or the boards of these organizations.

Committees of Our Board of Directors

Our Board of Directors has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow Directors to engage in deeper analysis and oversight in specific areas of importance. The members and Committee Chairs are designated by the Board based on recommendations from the Corporate Governance and Nominating Committee. The Chair of each Committee helps develop the agenda for that Committee and provides a report to our Board on Committee activities. Each Committee annually reviews the adequacy of its Charter and conducts an evaluation of its performance.

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BOARD AND COMMITTEE OPERATIONS

Our Board has adopted written Committee charters which are available on our website, www.Emerson.com, Investors, Corporate Governance, Committee Charters. The primary responsibilities and membership of each Committee are below:

COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP

Audit

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit process, risk management (including technology and cybersecurity), compliance with legal and regulatory requirements and the independent audit of the annual financial statements. The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. The Committee reviews with management major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

The members of the Audit Committee are L. M. Lee (Chair), M. A. Blinn, C. Kendle, M. S. Levatich and J. S. Turley. The Board has determined that each member is independent under the enhanced audit committee independence standards in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. The Board has also determined that M. A. Blinn, L. M. Lee and J. S. Turley are Audit Committee Financial Experts under SEC rules. The Committee met four times in fiscal 2021.

Compensation

The Compensation Committee discharges the Board’s oversight of the Company’s executive compensation program and produces the Committee’s proxy statement report on executive compensation. Among other things, the Committee approves goals and objectives, evaluates performance and sets compensation for the CEO; approves elements of compensation for and oversees the evaluation of certain other officers, including the NEOs; oversees the Company’s equity incentive plans; and monitors the Senior Management Succession Plan.

The current Compensation Committee members are G. A. Flach (Chair), M. A. Blinn, C. A. H. Boersig. M.S. Craighead and W. H. Easter III. The Board has determined that each member meets the enhanced NYSE independence standards and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (“IRC”) and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Committee met nine times in fiscal 2021.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee oversees the Company’s corporate governance; reviews its governance principles and independence standards; oversees the annual Board and Committee evaluations; discharges the Board’s responsibilities related to Director compensation; identifies, evaluates and recommends individuals for Board and Committee membership; makes recommendations as to the size and composition of the Board and its Committees; and reviews the Company’s conflict of interest policies, codes of ethics, important public policy issues and issues of corporate social responsibility, including health, safety, environmental and sustainability policies and reporting, political activities and compliance with related laws and regulations, and oversees management’s implementation thereof.

The members of the Committee are J. B. Bolten (Chair), M. Craighead, C. Kendle and J. S. Turley. The Board has determined that all members are independent under NYSE listing standards. The Committee met seven times in fiscal 2021.

Executive

The Executive Committee exercises Board authority between Board meetings on matters in which specific direction has not been given by the Board, to the extent permitted by law and except for certain specified matters.

The members of the Committee are J. S. Turley (Chair), J. B. Bolten, A. F. Golden, G. A. Flach, S. L. Karsanbhai, and L. M. Lee. The Committee did not meet in fiscal 2021.

Finance

The Finance Committee advises the Board with respect to the Board’s oversight of the Company’s financial affairs, including long-range financing requirements and strategy, capital structure, dividend and share repurchase policies, short-term investment policy and hedging strategies, and retirement plans, as well as Company charitable contributions and the Emerson Charitable Trust.

The members of the Committee are A. F. Golden (Chair), C. A. H. Boersig, W. H. Easter III, G. A. Flach, and L. M. Lee. The Committee met four times in fiscal 2021.

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BOARD AND COMMITTEE OPERATIONS

Board and Committee Evaluations

Our Board assesses annually its effectiveness and that of its Committees. All Directors complete an evaluation form for the Board and for each Committee on which they serve. These forms include numerical ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas Directors believe the Board can improve or in which its performance is strong. The evaluation results are reported to the full Board, and each Committee is provided with its Committee evaluation results. The Corporate Governance and Nominating Committee oversees the process. Evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition, including any comments on other members of the Board and their expertise, succession planning, Director participation and interaction with management and promotion of ethical behavior. Our Board discusses the results of each annual evaluation and, as appropriate, implements enhancements and other modifications identified during the evaluation.

Corporate Governance and Nominating Committee

Nomination Process

The Corporate Governance and Nominating Committee is primarily responsible for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors. The Committee, which consists entirely of independent directors under applicable SEC rules and NYSE listing standards, regularly reviews the appropriate size and composition of the Board and anticipates vacancies and required expertise. The Committee reviews potential nominees from several sources, including Directors, management, shareholders or others. The Committee is also authorized to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. Mr. Easter, who is standing for election for the first time, was recommended by the Board. Mr. Karsanbhai, who is standing for election for the first time, was recommended by Mr. Farr, our former Chair and CEO, and by the Board.

In evaluating potential nominees, the Committee considers the knowledge, reputation, experience, integrity and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board and their ability to devote sufficient time and effort to their duties as Directors. The Board considers the following experience particularly relevant: manufacturing, global business, in particular in emerging markets, business development, technology and innovation, legal, investment banking, acquisitions and finance, government, corporate governance and information technology, as well as experience on the boards of other major organizations. The Company’s Corporate Governance Principles set forth the minimum qualifications for nominees. Candidates are interviewed multiple times by the Chair of the Board, the CEO, the Chair of the Corporate Governance and Nominating Committee and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board. The best candidates are then recommended by the Committee to the Board.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, before recommending for re-nomination a slate of incumbent directors for an additional term, the Committee also evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the periodic review the Committee performs of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole, and the results of the Board’s annual evaluation.

The Board’s policy is to seek qualified candidates. In evaluating candidates the Committee will consider diversity criteria such as race, ethnicity, gender, cultural background, national origin, religion, disability, age or sexual orientation. The Board seeks to maintain a balance of perspectives, qualities and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political and social environments in which the Company operates. The Board is committed to using refreshment opportunities to strengthen its cognitive diversity. To accomplish this, existing Board members and outside agencies are required to recommend candidates to further these objectives. The Board’s success on these objectives is measured by the range of viewpoints represented on the Board.

The Committee will consider candidates recommended by shareholders if required biographical information is properly submitted as described in “Other Matters – Future Shareholder Proposals and Nominations” at page 65 below. Properly submitted shareholder recommendations are sent to the Committee and will receive the same consideration as others identified to the Committee.

The Company’s Bylaws permit shareholders to nominate Directors at an annual meeting of shareholders or at a special meeting at which Directors are to be elected. The procedures for making such nominations are discussed in “Other Matters – Future Shareholder Proposals and Nominations” beginning on page 65.

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BOARD AND COMMITTEE OPERATIONS

Proxy Access

In 2017, the Board amended the Company’s Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holders and the nominees satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. For more information on how to submit a nominee for inclusion in Company proxy materials pursuant to these provisions, see “Other Matters – Future Shareholder Proposals and Nominations” on page 65 below.

In fiscal 2021, the Board amended our proxy access Bylaw to remove a limitation relating to our classified board structure. The limitation provided that as long as we maintained a classified Board, the maximum number of proxy access nominees in a year could not exceed one-half of the number of Directors to be elected at that annual meeting.

Director Compensation

Processes and Procedures for Determination of Director Compensation

The Corporate Governance and Nominating Committee annually reviews compensation practices for the Company’s Directors and makes recommendations to the Board regarding the form and amount of compensation for determination by the Board. To assist the Committee in performing these duties, management engages an outside consultant to prepare a director compensation analysis and to make recommendations. Based on this analysis, management makes recommendations regarding Director compensation for the Committee’s consideration. Frederic W. Cook & Co. prepared this analysis for fiscal 2021. For fiscal 2021, no changes were recommended by management and the Committee and no changes were made by the Board, except for establishing a Board Chair retainer for our new independent Board Chair.

Director Compensation Program

Each non-management Director is paid an annual retainer comprised of cash and equity in the form of restricted stock or restricted stock units (“RSUs”), as well as meeting fees and reimbursement of expenses. The Board Chair and each Committee Chair receive an additional cash retainer. Mr. Karsanbhai does not receive any additional compensation for service on the Board. In fiscal 2021, the Director compensation program provided for the following payments:

Type	Amount

Annual Cash Retainer	$115,000

Restricted Stock or RSU Retainer	$150,000

Board Chair Retainer	$200,000

Committee Chair Retainers	Audit and Compensation – $25,000 each Finance and Corporate Governance & Nominating – $20,000 each

Meeting Fees	$1,500 for each Board or Committee meeting

Effective May 5, 2021, the Board Chair retainer was set at $200,000 per year. Prior to the Board providing for the separation of the role of CEO and Chair and electing an independent Chair, our former Chair and CEO received no additional compensation for serving as Chair. Effective October 1, 2021, the cash portion of the annual retainer was increased to $140,000, the annual restricted stock or RSU retainer was increased to $175,000 and meeting fees were eliminated for the first 24 Board or committee meetings per year.

Emerson’s Director Stock Ownership Policy generally requires non-management Directors to hold stock equal to five times annual cash compensation, subject to a phase-in policy for new Directors. Our non-management Directors generally are required to hold all restricted stock and RSUs until retirement from our Board. The awards generally do not vest until the last day of a Director’s term after the age of 72, or earlier death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, the awards are forfeited to the Company. Restricted stock includes both dividend and voting rights. Dividend equivalents are paid on RSUs, which do not have voting rights.

Directors may defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. Directors may also defer payment of the dividend equivalents on RSUs. Deferred amounts are credited with interest quarterly at the Bank of America prime rate. Under SEC rules, interest on deferred amounts is considered above-market if the rate of interest

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BOARD AND COMMITTEE OPERATIONS

exceeds 120% of the applicable federal long-term rate. During fiscal 2021, the applicable prime rate was 3.25%, while 120% of the applicable federal long-term rate ranged from 1.34% to 2.57%. A. F. Golden participated in this deferral program during fiscal 2021 and above-market earnings on his deferred amounts are set forth in the Director Compensation Table. All deferred amounts are payable in cash.

As part of the Company’s charitable contributions practice, the Company may, in the Board’s discretion, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon retirement from the Board (as determined by the Board), taking into account the Director’s Board tenure, accomplishments, and other relevant factors.

The table below sets forth non-management Director compensation for fiscal 2021.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Mark A. Blinn	154,000	149,938	—	—	303,938

Clemens A. H. Boersig(6)	195,915	149,938	—	5,000	350,853

Joshua B. Bolten	166,500	149,938	—	10,000	326,438

Martin S. Craighead	158,500	149,938	—	—	308,438

William H. Easter III	151,000	199,892	—	10,000	360,892

Gloria A. Flach	159,667	149,938	—	5,000	314,605

Arthur F. Golden	162,000	149,938	39,259	10,000	361,197

Candace Kendle	146,500	149,938	—	10,000	306,438

Lori M. Lee	146,500	149,938	—	14,880	311,318

Matthew S. Levatich	148,000	149,938	—	10,000	307,938

James S. Turley	259,333	149,938	—	10,000	419,271

(1)

Mr. Karsanbhai is the only current management Director and Mr. Farr was a management Director prior to his retirement. Their compensation is set forth in the Summary Compensation Table and related tables. They did not receive any additional compensation for service as Directors.

(2)

On February 2, 2021, the Directors then in office were awarded 1,787 shares of restricted stock, or RSUs in the case of Dr. Boersig, with a total value of $149,938 ($150,000 divided by the grant date value of Emerson stock, rounded down to the nearest whole share) representing their fiscal 2021 restricted stock award. On October 6, 2020, Mr. Easter was awarded 733 shares of restricted stock ($50,000 divided by the grant date value, rounded down to the nearest share) as his pro rata amount of the fiscal 2020 award. Each amount constitutes the aggregate grant date fair value of restricted stock and RSUs calculated in accordance with FASB ASC Topic 718.

(3)

The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2021, is: Mr. Blinn-4,330; Dr. Boersig-3,450; Mr. Bolten-22,362; Mr. Craighead-5,435; Mr. Easter-2,520; Ms. Flach-9,929; Mr. Golden-1,787; Dr. Kendle-1,787; Ms. Lee-6,681; Mr. Levatich-21,193; and Mr. Turley-19,026; and Dr. Boersig-26,880 RSUs.

(4)

Includes above-market earnings for fiscal 2021 on cash fees or dividend equivalents that a Director elected to defer as follows: Mr. Golden-$39,249. Also includes the aggregate in the actuarial present value of Mr. Golden’s accumulated pension benefit for fiscal 2021 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors. However, pursuant to applicable regulations, does not include the aggregate decline in actuarial present value of $16,000 for Mr. Golden. The Continuing Compensation Plan for Non-Management Directors was terminated on June 4, 2002. Mr. Golden remains eligible for such plan because he was a Director prior to termination of the plan. Mr. Golden will, after termination of service, receive $30,000 annually for life, which was the annual cash retainer in effect on that date. If service terminates because of death, the benefit will be paid to his surviving spouse for five years.

(5)

Includes Company matching contributions under the Company’s charitable matching gifts program, which matches charitable gifts of up to $10,000 for all employees and Directors of the Company. Includes $4,880 submitted by Ms. Lee in fiscal 2020, but not matched until fiscal 2021.

(6)	Mr. Boersig will not be standing for reelection.

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BOARD AND COMMITTEE OPERATIONS

Audit Committee

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the performance of the internal audit function, risk management, the independent audit process of the Company’s annual financial statements and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to distribution and filing.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by the applicable requirements of the PCAOB.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage, and any reliance by the external auditors on work performed by the internal auditors. The Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting.

The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. The Committee has evaluated whether retaining KPMG as the Company’s independent auditor for the year is in the best interest of Emerson and its shareholders. The Committee considers whether KPMG’s known legal risks include involvement in proceedings that could impair their ability to perform the annual audit, and reviews historical and proposed KPMG fees charged to the Company.

In performing its review, the Committee also considers the quality, candor and effectiveness of KPMG’s communications with the Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the PCAOB and other available data regarding the quality of work performed by KPMG; KPMG’s long tenure and experience as the Company’s auditor, and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth and complexity of Emerson’s business in terms of quantity, quality and location of staff.

The Committee also considers whether, to assure continuing auditor independence, there should be rotation of the independent registered public accounting firm.

The Committee is responsible for the selection of the lead engagement partner, and as required by law, assures rotation of the lead partner every five years. When appropriate, KPMG provides a list of candidates for the role of lead engagement partner, who are then interviewed by members of senior management. The Committee considers their recommendations and those of KPMG leadership, evaluates the candidate’s qualifications, strengths and weaknesses and selects the lead engagement partner.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the Securities and Exchange Commission. In accordance with its Charter, the Committee has reappointed KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2022, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match Emerson’s global operations.

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BOARD AND COMMITTEE OPERATIONS

Audit Committee
Lori M. Lee, Chair	Mark A. Blinn	Candace Kendle	Matthew S. Levatich	James S. Turley

Fees Paid to KPMG LLP

Fees paid to KPMG LLP, the Company’s independent registered public accounting firm:

$ in millions	2020	2021
Audit Fees	$20.6	$20.4
Audit-Related Fees	1.2	1.4
Tax Fees	0.4	0.3
All Other Fees	—	—
Total KPMG LLP Fees	$22.2	$22.1

Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations.

Audit-Related Fees are primarily attributable to audit procedures related to potential divestitures, acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.

Tax Fees are related to tax compliance services.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance.

Compensation Committee

The Compensation Committee operates under a written charter that details the Committee’s authority, composition and procedures. The Committee may delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next meeting.

For fiscal 2021, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. The Committee accepted the result of these reviews that our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business. Please see “Our Compensation Best Practices” on page 23 and “Policies Supporting our Fundamental Principles” on page 34 for additional information.

Role of Executive Officers and the Compensation Consultant

Executive Officers

As described in “Compensation Discussion and Analysis – Setting Annual Total Compensation” on page 25, our CEO makes recommendations to the Compensation Committee based on management input regarding total compensation of the other executive officers. Management also develops and presents to the Committee design recommendations for compensation programs.

The Compensation Committee has unrestricted access to management and may request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the CEO, except for executive sessions and discussions of his own compensation, by the Vice President-Executive Compensation, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Company’s Chief People Officer will also attend meetings in the future. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board in executive sessions of non-management Directors only.

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BOARD AND COMMITTEE OPERATIONS

Compensation Consultant

The Compensation Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve their fees and retention terms. Any Committee member may request the participation of independent advisors at any meeting. The Committee has engaged Exequity LLP as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2021, Exequity reviewed our comparator group companies, the compensation of our CEO and the other NEOs and a pay for performance analysis. Management engages Frederic W. Cook & Co. from time to time to assist with executive compensation program design and competitive pay analysis as well as director compensation analysis. The Committee reviews this information in determining compensation for the NEOs. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Information” on page 24.

Compensation Committee Report

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in the interests of the Company and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation” on page 12, “Compensation Committee” on page 17 and “Role of Our Compensation Committee” on page 21.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the NEOs. See “Compensation Discussion and Analysis” beginning on page 19. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2021 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2022 Annual Meeting of Shareholders.

Compensation Committee
Gloria A. Flach, Chair	Clemens A. H. Boersig	Mark A. Blinn	Martin S. Craighead	William H. Easter III

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Compensation” on page 12. All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During fiscal 2021, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for the 2021 fiscal year. Our NEOs for fiscal 2021 included our Chief Executive Officer, Chief Financial Officer and the next four most highly compensated officers, as well as our former Chief Executive Officer, who retired from this role on February 5, 2021, listed below:

NEO NAME	NEO TITLE
Surendralal (Lal) L. Karsanbhai	Chief Executive Officer and President
Frank J. Dellaquila	Senior Executive Vice President and Chief Financial Officer
Ram R. Krishnan	Executive Vice President and Chief Operating Officer
Mark J. Bulanda	Executive President Automation Solutions
James P. Froedge	Executive President Commercial & Residential Solutions
Michael H. Train	Former President; Senior Vice President and Chief Sustainability Officer
David N. Farr	Former Chair and Chief Executive Officer

Executive Summary

At Emerson, our goal is to attract and retain talented executives who deliver value to our shareholders through the achievement of the Company’s specific business objectives, such as consistent, sustained growth in earnings per share, cash flow and return on investments. Our executive compensation program and overall pay for performance philosophy align with that goal and our results.

Fiscal 2021 has been a transformative year for Emerson. On February 5, 2021, Surendralal (Lal) L. Karsanbhai was named Chief Executive Officer as David N. Farr, our former Chair and Chief Executive Officer, retired, among other key changes to the Company’s leadership team. Supply chain issues and the COVID-19 pandemic remained significant global obstacles, however, the Company remained diligent in the execution of its business strategy. This focused execution is apparent in our strong Fiscal 2021 financial performance. Mr. Karsanbhai also reinforced the Company’s commitment to value creation through advancements in the three priority areas of culture, portfolio and execution.

Fiscal 2021 Performance Highlights

•	Strong and consistent financial performance despite unprecedented operational challenges for the Company and the essential industries we serve

•	Net sales of $18.2 billion, a 9% increase year-over-year

•	Operating cash flow of $3.6 billion, a 16% increase year-over-year

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EXECUTIVE COMPENSATION

•	Free cash flow of $3.0 billion, after deducting capital expenditures of $0.60 billion; an 18% increase year-over-year

•

Earnings per share increased 18% to $3.82, including restructuring expenses and first-year purchase accounting charges of $0.28; adjusted earnings per share of $4.10 increased by 19% excluding these items

Leadership Transitions

Beginning in February 2021, we made significant changes to our leadership team as we evolve into our next era of creating sustained growth and value. On February 5, 2021, Mr. Karsanbhai was named Chief Executive Officer upon the retirement of Mr. Farr. On February 17, 2021, Mr. Krishnan was named Executive Vice President and Chief Operating Officer and Mr. Bulanda was named Executive President Automation Solutions. On March 2, 2021, Mr. Train was named the Company’s first Senior Vice President and Chief Sustainability Officer, and Mr. Karsanbhai was named as President in addition to Chief Executive Officer. Mr. Froedge was named Executive President Commercial & Residential Solutions effective October 1, 2020.

In connection with the CEO transition, the Compensation Committee approved a compensation package for Mr. Karsanbhai designed to reflect our pay for performance fundamental principles, including aligning his and shareholders’ interests by designating a significant portion of his annual total compensation to performance-based pay. Mr. Karsanbhai’s annual total compensation (cash and annual long-term stock compensation) is in the median market range of our compensation comparator group.

The Compensation Committee also made special retention awards of restricted stock to Mr. Karsanbhai, Mr. Krishnan, Mr. Bulanda, Mr. Froedge and Mr. Train to support business and leadership continuity during this period of transition. For more information on Mr. Karsanbhai’s and the other NEOs compensation, see “Compensation of our Named Executive Officers” beginning on page 25 below. For a description of the effect of Mr. Farr’s retirement on his compensation, see “Description of D.N. Farr Letter Agreement” on page 47.

Strengthening Our Foundation

At Emerson, our Purpose is to drive innovation that makes the world healthier, safer, smarter and more sustainable. Our Purpose builds on and is supported by our foundational Values of Integrity, Collaboration, Safety & Quality, Continuous Improvement, Customer Focus, Innovation and Support Our People. In this transformative time for our Company, through leadership transitions and continued economic and social obstacles and challenges, we are focused on strategically driving the Company forward through three priority areas: Culture, Portfolio and Execution. We want to continue to build upon our legacy and advance our business with intention and purpose and reinforce a strong future of Emerson for our employees, communities, customers, shareholders and valued partners.

We believe that strengthening the foundation of our culture by continuing our focus on our people will make our Company more collaborative, innovative and successful. We are committed to enabling a culture where everyone feels valued, trusted and empowered and continuing to integrate environmental, social and governance (ESG) priorities, including as part of our total compensation discussions and programs.

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EXECUTIVE COMPENSATION

Pay for Performance Fundamental Principles

Our executive compensation program is based on a consistent set of key principles that directs compensation decisions and communicates to participants the Company’s Purpose, core Values, critical business strategies and performance objectives. These principles guide the performance objectives that drive strong results to maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities for us and our customers and encourage career-long commitments to the Company.

These fundamental compensation principles include:

•

maximizing shareholder value by allocating a significant percentage of compensation to performance-based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking;

•	rewarding for superior performance rather than creating a sense of entitlement;

•	aligning executive and shareholder interests by providing long-term stock-based incentives as a significant portion of total compensation;

•	attracting and retaining talented executives by providing competitive compensation and career-growth opportunities; and

•	rewarding overall corporate results while recognizing individual contributions.

Shareholder Engagement and Compensation Program Benchmarking

We engage with and value the feedback of our shareholders on the components of our executive compensation program. We also regularly engage with our independent compensation consultants and other industry groups to work to ensure that we are continually reviewing and evolving our compensation programs with competitive market standards. We share feedback received on our compensation programs and market practices with our Compensation Committee. Our Compensation Committee carefully considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation programs. Emerson’s shareholders again expressed strong support for our executive compensation program at our 2021 Annual Meeting, with a vote of 92% in support.

Role of Our Compensation Committee

Our Compensation Committee acts on behalf of our Board to establish our compensation philosophy and oversee our executive compensation program. The current members of our Compensation Committee are Gloria A. Flach (Chair), Mark A. Blinn, Clemens A. H. Boersig, Martin S. Craighead and William H. Easter III. Pursuant to its Charter, which can be found on our website at www.Emerson.com, our Committee is responsible for:

Compensation Responsibilities	Organizational/Talent Responsibilities

•  Reviewing and approving compensation of our CEO, NEOs and other executive officers

•  Reviewing and approving all compensation plans and aggregated payouts

•  Reviewing CEO compensation with non-management members of the Board

•  Designating comparator group companies to determine competitive market pay ranges

•  Establishing performance objectives and benchmarks for performance-based incentive programs

•  Monitoring NEO stock ownership

•  Approving all executive benefit plans

•  Evaluating CEO’s performance

•  Reviewing and discussing performance and leadership potential of NEOs and other executive officers with the CEO

•  Working with the CEO on succession planning for executive management and our next generation of leaders

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EXECUTIVE COMPENSATION

Compensation Mix

In determining the total compensation of each of our NEOs, the Compensation Committee balances the compensation mix considering the executive’s level of responsibilities, leadership and career potential, individual performance and service with the Company, with the objective of achieving a high and sustainable level of Company and individual performance. At-risk compensation (annual cash bonus and performance shares) increases as responsibilities increase and generally makes up 75% or more of the total compensation mix for our NEOs. Total compensation is targeted to the median market range of our compensation comparator group.

Annual Cash Compensation

Base Salary	Reflects specific job responsibilities and individual experience and performance, targeted in the median market range

Annual Bonus	Rewards achievement of the Company’s annual financial and operating targets and considers individual performance, contributions and leadership, among other factors
Long-Term Stock-Based Incentive Compensation

Performance Shares

Supports achievement of long-term strategic operating goals, such as consistent and sustained earnings per share and cash flow, in order to deliver shareholder value; awards prior to Fiscal 2021 are benchmarked against global gross domestic product growth (G7 GDP +3%); in Fiscal 2021, a relative total shareholder return benchmark was also included; for the Fiscal 2022 – 2024 Performance Shares Program, defined operating targets were set (replacing the G7 GDP +3% growth benchmark) and again benchmarked against relative total shareholder return for the performance period

•  The primary long-term compensation element

•  Three-year performance period

•  Aligns executive pay with shareholder interests

Restricted Stock

Supports succession planning, critical retention and key leadership development efforts

•  Used only in special situations without any set frequency or value level

•  Awards are highly selective

•  Cliff vests no sooner than 3 years and generally 5 to 10 years

Key Compensation Decisions in Fiscal 2021

•	Compensation actions, including special retention awards for certain NEOs, in support of leadership transition

•	Awarded annual cash bonuses for Fiscal 2021 to all NEOs

•	Awarded performance shares to all NEOs, subject to the achievement of financial targets for the three-year performance period ending September 30, 2023

•

Outlined ESG priorities, in support of our publicly disclosed leadership representation and greenhouse gas goals, which will be presented for the Committee’s consideration in determining NEO annual bonuses for Fiscal 2022

•	Approved changes to the Performance Shares Program operating metrics and other terms for the Fiscal 2022 – 2024 Performance Shares Program

•	Updated NEO stock ownership guidelines to increase NEO stock ownership requirements from 5x to 6x for the CEO, 3x to 4x for the CFO and 1x to 3x for other NEOs as of October 1, 2021

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EXECUTIVE COMPENSATION

Our Compensation Best Practices

What We Do	What We Don’t Do
At-Risk Pay: At-risk compensation increases as responsibilities increase	No Golden Parachutes: No executive employment or individual change of control agreements or “golden parachutes”
Talent Management: Robust compensation and performance review and planning process	No Stock Hedging or Pledging: No hedging or pledging of Company securities
Risk Analysis: Compensation Committee annual assessment of compensation risks	No Executive Loans: No loans to executives or purchases of Company securities on margin
Focus On Retention: Utilize highly-selective restricted stock awards for critical retention and succession planning purposes	No Repricing of Options: No repricing or buyout of underwater stock options
Executive Officer Severance Policy: No severance in excess of 2.99 times current NEO cash compensation without shareholder approval	No Guaranteed Bonuses: Cash bonuses are not guaranteed for NEOs
Non-competes and Non-solicits: All awards subject to non-competition and non-solicitation obligations	No Tax Gross-Ups: No tax gross-ups for NEOs (except for relocation policy applicable to all employees)
Clawbacks: Maintain clawback rights on cash bonus and equity awards	No Single-Trigger COC: Incentive plans require “double trigger” change of control
Stock Ownership: NEOs’ actual ownership greatly exceeds stock ownership guidelines	No Excessive Perks: All executive perquisites are reviewed annually and align with our strategic goals
Stock Trading Policy: Executives must obtain written permission from CEO and CFO or General Counsel before trading in Emerson stock
Committee Consultant: Compensation Committee retains independent compensation consultant

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EXECUTIVE COMPENSATION

Competitive Market Information

How We Determine Our Compensation Comparator Group

The Compensation Committee annually reviews and approves the compensation comparator group that it uses to conduct market analysis and determine competitive pay ranges for our NEOs. As in prior years, the Committee reviewed a special study and screening prepared by Frederic W. Cook & Co. and selected compensation comparator companies for fiscal 2021 compensation based upon one or more of the following criteria (which are not assigned any specific weight):

Net Revenue: Approximately 1⁄2 to 2x Emerson revenues?

Market Capitalization: Approximately 1⁄2 to 2x Emerson market capitalization?

Common Industries: An Emerson main competitor?

Do we compete for customers? Do we compete for talent?

Advanced Technology: Employs high technology to fuel growth?

Innovation: Brings innovation to market? Grows through repositioning existing product or service offerings? Expands to new market segments?

Global Presence: Less than 40% of revenue from one country/region?

Business Complexity: Significant business presence in multiple different industries?

Emerson Customer: A current Emerson customer in a familiar industry?

Fiscal 2021 Compensation Comparator Group Companies

For fiscal 2021, no changes were made to our existing 22-company compensation comparator group listed below:

Fiscal 2021 Comparator Group
Caterpillar	Fluor	Ingersoll Rand	PPG	United Technologies
Cummins	General Dynamics	International Paper	Raytheon	3M
Danaher	Goodyear Tire	Lockheed Martin	Schlumberger
Deere	Honeywell	Northrop Grumman	TE Connectivity
Eaton	Illinois Tool Works	Parker Hannifin	Textron

Emerson vs. Compensation Comparator Group

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EXECUTIVE COMPENSATION

Compensation of our Named Executive Officers

Setting Annual Total Compensation

The Compensation Committee targets annual total compensation (cash and annual long-term stock compensation) for our NEOs in the median market range of our compensation comparator group. To determine the median market range, the Committee uses a competitive pay analysis of total compensation for the proxy reported officer positions at the compensation comparator group companies prepared by Frederic W. Cook & Co. The Committee also reviews and confirms the competitive market pay analysis with Exequity, its independent compensation consultant. The competitive pay analysis is not used to establish performance goals in the Company’s compensation programs.

The Committee does not set specific financial or operating targets related to annual cash compensation and pay determinations are not based on any formula. Actual pay is dependent on Company and individual performance and based on the Committee’s informed judgment. The Committee does monitor the relative internal compensation relationships between the CEO and the other NEOs, however, no specific pay ratio is targeted.

The Committee meets in executive session to review and set the CEO’s compensation. The Committee considers a number of factors in making its decision, including: market data; compensation elements; Company performance; tenure and experience; retention; and the CEO’s individual performance, leadership, contributions to the Company and impact on results. The Committee also discusses the CEO’s compensation annually with the non-management Directors in executive session.

For the NEOs and other key executives, our CEO reviews with the Committee the individual performance and leadership potential of these key executives, along with the Company’s financial results, and makes individual pay recommendations to the Committee. The CEO’s recommendations are informed by our robust annual organizational review, compensation planning and performance review processes.

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EXECUTIVE COMPENSATION

Fiscal 2021 CEO and NEO Performance

CEO Performance. In determining the appropriate level of total compensation for each of Mr. Farr and Mr. Karsanbhai in the role of CEO, the Committee evaluated the Company’s strong and consistent financial performance in fiscal 2021 (summarized on page 19) led by the Company’s priority of execution and value creation; the decisive actions taken to mitigate the near-term impact of supply-chain challenges exacerbated by the continuing global pandemic; the disciplined management of the Company’s business and operations, including through focused portfolio actions and continued progress toward cost reset targets and the successful leadership transition.

The Committee also considered Mr. Karsanbhai’s individual leadership, performance and contributions, including: his actions toward upholding the Value of Support Our People through his resolute focus on strengthening the Company’s culture and workplace – putting greater emphasis on diversity, equity and inclusion, talent acquisition and development and the employee experience – as well as promoting the health and safety of our employees and their families during the continued global pandemic; his continued integration of environmental, social and governance (ESG) priorities into the core of the Company’s culture; and his actions to propel the Company’s portfolio forward with intention – all in furtherance of our Purpose of driving innovation that makes the world healthier, safer, smarter and more sustainable.

The Committee noted that Mr. Karsanbhai has successfully led the Company through this period of transition and highlighted the following significant accomplishments.

Fiscal 2021 CEO Accomplishments
Led a thorough portfolio review with a focus on identifying the company’s core capabilities to help ensure financial strength into the future

Continued strengthening Emerson’s culture, implementing the company’s first work from home policy to reinforce employee engagement and continue attracting top talent in a competitive landscape

Accelerated efforts to create a more diverse, inclusive workforce through a goal to double representation of women globally and U.S. minorities at the leadership level by 2030

Launched Emerson’s first Environmental, Social and Governance (ESG) report outlining the company’s commitment to driving ESG progress

Named Mr. Train as Emerson’s first Chief Sustainability Officer in recognition of the company’s increased focus on empowering environmental sustainability

Named Elizabeth Adefioye as Emerson’s first Chief People Officer to continue advancing cultural progress across the global organization

Reinforced the company’s commitment to strong governance by adding Chief Compliance Officer Lisa Flavin to Emerson’s Office of the Chief Executive

Facilitated COVID-19 vaccine access to Emerson employees and their families across the globe, including regions that do not yet have widespread distribution

Accelerated Emerson’s industrial software strategy through a definitive agreement to acquire a controlling interest in AspenTech and to contribute OSI Inc. and the Geological Simulation Software business to a combined company with AspenTech to create a diversified, high-performance industrial software leader with greater scale, capabilities and technologies

Supported a board governance transition and welcomed Mr. Turley as newly appointed independent Board Chair

Committed $100 million to corporate venture capital initiative to invest in disruptive discrete automation solutions, environmental sustainability technologies and industrial software

Closed the fiscal year with sales up 9% and EPS up 18% over 2020 despite unprecedented operational challenges for Emerson and the essential industries it serves

Continued Emerson’s longstanding commitment to creating shareholder value through the Company’s 65th consecutive year of increased dividends

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EXECUTIVE COMPENSATION

Other Named Executive Officer Performance. In setting compensation for the other NEOs, the Committee considered the Company’s strong and consistent fiscal 2021 financial performance; the mitigation of supply risks, labor shortages and other geopolitical challenges; the disciplined management of the Company’s business and operations, including through continued progress toward cost reset targets; and the continued focus on safety and wellbeing of our employees; as well as our CEO’s evaluation of each NEO’s individual performance, leadership and accomplishments. The Committee also evaluated the NEOs based on their interactions with and presentations to the Board.

NEO Fiscal 2021 Accomplishments
F. J. Dellaquila

Oversaw efforts to promote Continuous Improvement of core finance functions, including through adoption of process automation and artificial intelligence to drive and scale financial productivity, to position Emerson to perform critical processes in an optimized cost and resource structure

Led financial evaluation and planning for complex acquisitions to support Emerson’s goal of evolving its business portfolio

Improved global cash mobility to enable funding of global operations with lower debt and interest expense

Drove efforts to mitigate the impact of Company pension plans through investment and liability management to reduce probability and amount of future cash requirements

R. R. Krishnan

Managed strategic global supply chain activities to ensure continued supply and production for customers in essential industries during the global pandemic, reinforcing our commitment to our core Value of Customer Focus

Led significant advancement in the optimization of our global manufacturing footprint to facilitate better customer fulfillment and operational performance while achieving cost and profit targets through a global economic recession and ensuing recovery

Drove increased adoption of automation within our factories and supply chains to unlock capacity, drive efficiency and enhance Safety & Quality

Dramatically improved employee experience, cyber security and technology cost by embodying our core value of Continuous Improvement through standardizing and optimizing IT infrastructure, rationalizing the IT organization and adopting agile application management practices

Strengthened the Emerson management process to enhance execution, advance Collaboration and foster Innovation

M. J. Bulanda

Led Automation Solutions through continued COVID-19 induced recession, delivering strong margin and cash generation performance and profit improvement and achieved cost reset performance ahead of schedule

Spearheaded acquisition and managed integration of Open Systems International (in prior and current roles) which added the fast growing transmission and distribution market into total addressable market for Automation Solutions

Continued to reinforce and evolve Emerson’s strategic commitment to software to create value for our customers through improved efficiency which empowers more sustainable operations; led efforts to begin the journey to subscription based software

Promoted diversity, equity and inclusion efforts through key management development and appointments; continued focus to Support Our People through executive sponsorship of Emerson’s LGBTQ + Allies employee resource group

J. P. Froedge

Delivered record Commercial & Residential Solutions’ sales and sales growth as well as record profit within a dynamic and challenging operational environment, while maintaining our focus on our core Value of Safety & Quality

Drove platform organization structure and process changes focused on enhanced people development, Innovation, portfolio management, operational performance and total customer experience

Led efforts to optimize Commercial & Residential Solutions platform operations through global footprint optimization, automation and investments in regionalization

Championed diversity, equity, and inclusion efforts as a member of the OCE, the Emerson Diversity Council, and as executive sponsor of the Black Employee Alliance employee resource group

M. H. Train	Named Emerson’s first Chief Sustainability Officer, driving Greening Of Emerson, Greening By Emerson and Greening With Emerson sustainability framework initiatives

Led Sustainability Steering Committee, established 200 major site teams, drove energy efficiency treasure hunts, ramped up renewable energy purchases and engaged key suppliers on sustainability processes

Engaged customers and investors on Emerson solutions across the world’s critical strategies of energy source decarbonization, emissions management, electrification and grid management and energy efficiency

Provided advocacy and thought leadership with industry groups, government officials and academic institutions around the world on critical topics of ESG, environmental sustainability, energy transition and decarbonization novel solutions, real pathways to net zero world, digital transformation, workforce of the future and cybersecurity

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EXECUTIVE COMPENSATION

Fiscal 2021 Annual Total Compensation Mix

We believe that our practice of setting a majority of our NEOs compensation as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO annual total compensation (cash and performance shares) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we maximize the value we can deliver to shareholders. In fiscal 2021, 91% of our CEO’s annual pay and an average of 85% of the other NEOs’ annual pay was comprised of “at-risk” compensation (calculated on base salary paid as shown in Summary Compensation Table; amounts do not include other forms of compensation shown in the Summary Compensation Table or special restricted stock grants; excludes compensation of former Chair and CEO).

Annual Cash Compensation

The Committee targets total annual cash compensation in the median market range of total cash compensation, while placing more emphasis on performance-based annual cash bonus than on base salary. Base salary is the only guaranteed component of our NEOs annual total compensation and generally represents 10-20% of annual total compensation. Bonus generally represents 15-25% of annual total compensation.

Base Salary. The Compensation Committee generally determines NEO base salaries effective as of October 1 of each year. For fiscal 2021, the Committee determined base salaries for Messrs. Karsanbhai, Krishnan, Bulanda, Froedge and Train in connection with their new roles and effective from the dates of appointment to such roles. Base salaries for Mr. Farr and Mr. Dellaquila were unchanged from the prior fiscal year due to the ongoing COVID-19 pandemic. The Committee considered the Company’s financial results and the individual performance and potential of each NEO. The Committee also considered competitive market compensation data and compensation comparator group data to ensure that the NEOs base salary levels remain positioned competitively relative to the market.

NEO Name	FY 2020	FY 2021	% Change
S. L. Karsanbhai(1)	$550,000	$1,200,000	218%
F. J. Dellaquila	$762,000	$762,000	0%
R. R. Krishnan(2)	$—	$700,000	—
M. J. Bulanda(3)	$—	$650,000	—
J. P. Froedge(4)	$—	$525,000	—
M. H. Train(5)	$675,000	$675,000	0%
D. N. Farr(6)	$1,400,000	$1,400,000	0%

(1)	Mr. Karsanbhai was appointed CEO on February 5, 2021 upon the retirement of Mr. Farr.

(2)	Mr. Krishnan was appointed Executive Vice President and Chief Operating Officer on February 17, 2021.

(3)	Mr. Bulanda was appointed Executive President Automation Solutions on February 17, 2021.

(4)	Mr. Froedge was appointed Executive President Commercial & Residential Solutions on October 1, 2020.

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EXECUTIVE COMPENSATION

(5)	Mr. Train was appointed as the Company’s first Senior Vice President and Chief Sustainability Officer on March 2, 2021.

(6)	Mr. Farr retired as CEO on February 5, 2021. Please see “Description of D.N. Farr Letter Agreement” on page 47.

As shown above, for fiscal 2021, base salary (the only guaranteed portion of NEO compensation) comprised only 9% of our CEO’s and an average of 15% of our other NEOs’ annual total compensation.

Bonus. In determining fiscal 2021 bonuses, the Compensation Committee reviewed the Company’s strong and consistent financial performance led by the Company’s priority of execution and value creation; the decisive actions taken to mitigate the near-term impact of supply-chain challenges exacerbated by the continuing global pandemic; the disciplined management of the Company’s business and operations, including through focused portfolio actions and continued progress toward cost reset targets; the Company’s renewed focus on strengthening its culture, including its introduction of leadership diversity and environmental sustainability goals, as well as the individual performance and leadership of each NEO and changes in the roles of certain NEOs during fiscal 2021. The Committee used discretion and based its decisions on its informed judgment considering these factors collectively. No individual weightings were assigned to any of these factors.

NEO Name	FY 2020	FY 2021	% Change
S. L. Karsanbhai(1)	$605,000	$2,016,000	333%
F. J. Dellaquila	$1,050,000	$1,200,000	14.3%
R. R. Krishnan(2)	$—	$600,000	—
M. J. Bulanda(3)	$—	$640,000	—
J. P. Froedge(4)	$—	$560,000	—
M. H. Train(5)	$705,000	$500,000	(29.1)%
D. N. Farr(6)	$2,050,000	$1,875,000	(8.5)%

(1)	Mr. Karsanbhai was appointed CEO on February 5, 2021 upon the retirement of Mr. Farr.

(2)	Mr. Krishnan was appointed Executive Vice President and Chief Operating Officer on February 17, 2021.

(3)	Mr. Bulanda was appointed Executive President Automation Solutions on February 17, 2021.

(4)	Mr. Froedge was appointed Executive President Commercial & Residential Solutions on October 1, 2020.

(5)	Mr. Train was appointed as the Company’s first Senior Vice President and Chief Sustainability Officer on March 2, 2021.

(6)	Mr. Farr retired as CEO on February 5, 2021. Please see “Description of D.N. Farr Letter Agreement” on page 47.

As shown above, for fiscal 2021, cash bonus comprised only 18% of our CEO’s and an average of 18% for our other NEOs’ annual total compensation.

Annual Long-Term Stock Compensation

The Committee targets total annual compensation for our NEOs in the median market range of our compensation comparator group, with performance-based stock compensation being the largest component of our NEOs annual total compensation. We value our long-term stock compensation awards based on the fair value at grant; however, an executive may realize more or less than his or her targeted long-term compensation depending on Company and stock performance over the performance period.

Performance Shares. Performance shares awards are the primary long-term compensation element and the cornerstone of our pay-for-performance philosophy. When determining the amount of an NEO’s annual award, the Committee may increase or decrease the amount based on individual performance. The Committee targets the median market range for each NEO’s total annual compensation. We believe that performance shares align the interests of our executives and shareholders and support the achievement of long-term strategic operating goals such as premium, sustained growth in earnings and cash flow.

Each annual Performance Shares Program has a three-year performance period with defined operating performance targets set by the Committee at the beginning of the period from the various measures set forth in the Company’s Incentive Shares Plans. An award of performance shares under the program represents the right to receive shares of our common stock to the extent the identified performance objectives are met. Dividend equivalents may be paid, but only on earned awards at the end of the performance period. Historically, payouts have been made primarily in common stock, with a portion paid in cash to cover tax obligations. To facilitate fixed accounting treatment for these awards beginning with the Fiscal 2022 - 2024 Performance Shares Awards, the Company will no longer pay a portion of earned awards in cash (other than accrued dividends). Awards include confidentiality, non-competition and non-solicitation obligations and expanded clawback rights and are subject to a double-trigger change of control provision.

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EXECUTIVE COMPENSATION

At the end of a performance period, the Committee reviews the Company’s financial results against the operating performance targets and certifies the level of achievement for payout of the awards. The Committee may include or exclude from both targets and actual results specified items of an unusual, non-recurring or extraordinary nature as allowed by the plans or as defined in the specific Program award agreement. Pursuant to our Incentive Shares Plans, the Committee also has the discretion to adjust a payout percentage where results and/or business climate warrant, except as may be defined in the specific Program award agreement. For the Fiscal 2022 – 2024 Performance Shares Program, the Committee has adopted a defined set of acceptable adjustments, removing negative discretion under the Plans, to facilitate fixed accounting treatment.

For the Fiscal 2021 – 2023 Performance Shares Program and earlier Programs, our operating targets were benchmarked to growth over nominal G7 GDP growth, and the target growth rate was set at 3 percentage points above G7 GDP. Beginning with our Fiscal 2021 – 2023 Performance Shares Program, we also added a relative total shareholder return modifier benchmark (“rTSR”) to measure our total shareholder return performance relative to the S&P 500 Capital Goods Index group of companies (the “CGI Group”). After the payout percentage is determined by reviewing our financial performance for the performance period against the operating metrics, we will then measure our three-year total shareholder return relative to the CGI Group performance for the same period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment to the payout percentage will be made for relative performance between the 20th and 80th percentile of the CGI Group.

For the Fiscal 2022 – 2024 Performance Shares Program, we have determined that the G7 GDP benchmark does not sufficiently reflect our strategic objectives for the performance period and our determination for increased value creation. Accordingly, for the Fiscal 2022 – 2024 Program, we have set specific operating growth targets and have removed the G7 GDP +3% growth benchmark. We have retained the rTSR benchmark.

Fiscal 2021 – 2023 Performance Metrics

(Period from October 1, 2020 – September 30, 2023)

What do we consider when we make performance shares awards?

In making an individual annual award, the Committee considers the NEO’s: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) individual performance; (4) commitment to the Company’s Purpose, Values and the Enabling Pillars of Culture, Portfolio and Execution; and (5) leadership potential. The annual performance shares award generally represents more than half of the NEO’s total compensation, depending on the NEO’s role and responsibilities.

In fiscal 2021,100% of our NEOs annual long-term incentive awards were performance-based awards.

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EXECUTIVE COMPENSATION

Why these performance metrics?

Each year, the Compensation Committee works with executive management and its independent executive compensation consultant to review and establish financial and operational performance metrics that are consistent with our long-term strategic objectives and in line with market practices. The Committee sets targets for the three-year performance period that will challenge our business leaders to drive operating results that generate shareholder returns. At the end of the performance period, our NEOs earned awards are based on the level of achievement against these targets.

For the Fiscal 2021 – 2023 Performance Shares Program, the Committee determined that earnings per share and cumulative free cash flow (operating cash flow less capital expenditures) were again the metrics most appropriate to drive growth.

Earnings per share (EPS)

EPS provides a holistic measure of the Company’s ability to create value for our shareholders. It emphasizes our operational performance measured through earnings growth, demonstrates the effectiveness of our capital allocation strategy through share repurchases and reflects tax efficient strategies.

Free cash flow (FCF)

Cash generation is a true indicator of our earnings, asset management and investment performance. Operating earnings are the largest contributor to free cash flow and are the result of leverage on incremental sales, specific cost reduction and productivity initiatives and price increases to offset inflation. Improvements in inventory management, days sales outstanding and days payable contribute to working capital reductions which also contribute to free cash flow. Investments in organic growth and acquisitions add to free cash flow. The return on these investments generate returns for our shareholders.

For the Fiscal 2022 – 2024 Performance Shares Program, the Committee determined that the performance metrics will be adjusted EPS, to align with the use of adjusted EPS for the supplemental reporting of results to our shareholders, and cumulative FCF.

How do we benchmark our performance?

The Committee also sets an appropriate benchmark against which to measure our performance. For the Fiscal 2021 – 2023 Performance Shares Program, the Committee determined that measuring our financial and operating results against a global benchmark was appropriate in our position as a global leader in the industries we serve.

G7 gross domestic product (G7 GDP)

For the Fiscal 2021 – 2023 Performance Shares Program, the Committee again determined that nominal G7 GDP was the appropriate benchmark and set the target growth rate as 3 percentage points above G7 GDP.

Beginning with the Fiscal 2021 – 2023 Performance Shares Program, the Committee also added a relative total shareholder return modifier benchmark to measure our shareholder return performance against the CGI Group of companies, as discussed above.

Relative total shareholder return (rTSR)

For the Fiscal 2021 – 2023 Performance Shares Program, the Committee will also review our total shareholder return for the three-year period relative to the CGI Group. If our total shareholder return is above the 80th percentile or below the 20th percentile of the CGI Group, the payout percentage will be adjusted as discussed above.

For the Fiscal 2022 – 2024 Performance Shares Program, we have determined that the G7 GDP benchmark does not sufficiently reflect our strategic objectives for the performance period and our determination for increased value creation. Accordingly, we have set specific operating growth targets, removing the G7 GDP +3% growth benchmark for the performance period. We have retained the rTSR benchmark.

How do we calculate results against our performance metrics?

At the end of the Fiscal 2021 – 2023 Performance Period, the Committee will review our financial results against the performance targets set at the beginning of the performance period. The Committee will consider whether there are any adjustments that should be made to account for unusual, non-recurring or extraordinary items. The Committee will then certify the level of achievement against the targets for payout of the awards.

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EXECUTIVE COMPENSATION

Determination of EPS Performance

Fiscal 2023 EPS will be calculated as a percentage of the EPS Target. The EPS target is 2020 EPS multiplied by the compound average annual growth rate in G7 GDP from 2021 – 2023, plus three percentage points.

Free cash flow

Cumulative free cash flow from fiscal 2021 – 2023 is calculated as a percentage of the free cash flow target. The free cash flow target is the sum of the yearly free cash flow targets from 2021 – 2023. Each yearly free cash flow target is the prior year target amount, beginning with adjusted fiscal 2020 free cash flow, multiplied by that year’s annual growth rate in G7 GDP, plus three percentage points.

Maximum Payout

Each performance metric is capped at 125% achievement, for a maximum aggregate payout for these awards of 125% prior to measuring rTSR for the performance period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points, which would provide for a maximum payout opportunity of 145%. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment to the payout percentage will be made for relative performance between the 20th and 80th percentile of the CGI Group.

For the Fiscal 2022 – 2024 Performance Shares Program, the Committee determined that the performance metrics will be adjusted EPS, to align with the use of adjusted EPS for the supplemental reporting of results to our shareholders, and cumulative FCF.

Fiscal 2021 – 2023 Performance Shares Program Awards. In fiscal 2021, 100% of our NEOs’ annual long-term stock compensation was comprised of performance shares awards. The following individual performance shares awards were made to the NEOs:

NEO Name	FY 2021 – 2023 Performance Shares Awarded ($ Value)(1)	FY 2021 – 2023 Performance Shares Awarded (# Shares)
S. L. Karsanbhai(2)	$7,982,759	104,246
F. J. Dellaquila(3)	$3,029,934	43,615
R. R. Krishnan(4)	$2,887,570	35,114
M. J. Bulanda(3)	$2,524,957	36,346
J. P. Froedge(3)	$2,524,957	36,346
M. H. Train(3)	$3,029,934	43,615
D. N. Farr(3)(5)	$11,599,962	166,978

(1)	Value calculated using the average high and low stock price of on the applicable date of grant.

(2)	Includes 36,346 shares awarded on November 3, 2020 ($69.47 per share) and 67,900 shares on February 1, 2021 ($80.38 per share).

(3)	Awarded on November 3, 2020 ($69.47 per share).

(4)	Includes 15,114 shares awarded on November 3, 2020 ($69.47 per share) and 20,000 shares on April 6, 2021 ($91.88 per share).

(5)	Mr. Farr retired on February 5, 2021. For a description of the effect of his departure on his equity awards, see “Description of D. N. Farr Letter Agreement” on page 47.

For fiscal 2021, performance shares represented 73% of our CEO’s annual total compensation and an average of 67% for our other NEOs.

Fiscal 2019 – 2021 Performance Shares Program. The performance period for the Fiscal 2019 – 2021 Performance Shares Program ended on September 30, 2021. The targets and weightings were calculated in the same manner as described above. The Committee determined that the target earnings per share was $3.86 and target cumulative free cash flow was $7.623 billion. In determining the results for the performance period, the Committee determined that it was appropriate to adjust for certain discrete items, including adjustments primarily related to acquisition and divestiture activity as well as other tax items.

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EXECUTIVE COMPENSATION

The Committee determined that the fiscal 2021 EPS, after an aggregate upward adjustment of $0.04 (from $3.82), was $3.86, and cumulative free cash flow over the performance period, after downward adjustment of $120 million (from $7.951 billion), was $7.831 billion. The performance results after the impact from the adjustments resulted in a payout percentage of 101% of the previously awarded shares under the formula. The payouts are reflected in the Option Exercises and Stock Vested table on page 42.

Other Stock Awards

Restricted Stock. Restricted stock is also available for award under our long-term stock-based compensation program. In limited circumstances, such as special retention, recognition and succession planning needs, the Committee may make a separate award of restricted stock. Awards of restricted stock are highly selective. Restricted stock awards are not considered as a portion of an NEOs annual total compensation and may, therefore, result in compensation above the median range in the year of award. The Committee views this program as an important management succession planning and retention tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term cliff vesting periods of up to 10 years and no less than 3 years. Mr. Karsanbhai received an award of restricted stock in connection with his appointment as CEO. Each of Messrs. Krishnan, Bulanda, Froedge and Train also received awards of restricted stock in connection with their appointments and for retention in connection with the CEO transition and other executive leadership transitions. Messrs. Karsanbhai, Krishnan and Froedge had also received awards of restricted stock as part of succession planning in early fiscal 2021. The following restricted stock awards were made to the NEOs:

NEO Name	Date of Award	Restricted Shares	Restricted Period
S. L. Karsanbhai	November 3, 2020	5,000	10 years
	February 8, 2021	50,000	10 years
R. R. Krishnan	November 3, 2020	5,000	5 years
	February 8, 2021	12,000	5 years
M. J. Bulanda	February 8, 2021	12,000	5 years
J. P. Froedge	November 3, 2020	15,000	10 years
	February 8, 2021	12,000	5 years
M. H. Train	April 6, 2021	12,000	5 years

Stock Options. Our 2011 Stock Option Plan expired on November 2, 2020. Although our NEOs have stock options outstanding, no stock option awards have been made to any of the NEOs since 2016. All stock options previously awarded were issued at no less than fair market value on the date of the award with vesting over a period of three years with a ten-year term. We do not pay dividend equivalents on stock options and do not “reprice” awards.

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EXECUTIVE COMPENSATION

Policies Supporting Our Fundamental Principles

To support our pay-for-performance philosophy and underlying fundamental principles of our compensation programs, we have implemented certain policies regarding NEO ownership of and actions in connection with stock and other incentive compensation. In addition to our compensation programs, we believe that appropriate stock ownership guidelines and our stock trading, clawback and pledging and anti-hedging policies further align the interests of our executives with shareholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking.

Fundamental Policies

Stock ownership

Requires NEOs to hold Emerson stock equal to at least a specified multiple of base salary. NEOs generally have 5 years to comply. Emerson NEOs substantially exceed the guidelines. Effective October 1, 2021, we have increased our stock ownership guidelines as follows:

	Position	Req. Multiple(1)	Actual(2)
	CEO	From 5X to 6X	8.4X
	CFO	From 3X to 4X	47.3X
	Other NEOs	From 1X to 3X	10.9X-27.7X
Stock trading	Requires written permission from CEO and from CFO or General Counsel before trading in Emerson stock.
Clawback

Provides that our Board may reduce, cancel or require recovery of all or a portion of any executive officer’s annual bonus or long-term incentive compensation if the Board determines that the executive officer has engaged in intentional misconduct leading to a material restatement of the Company’s financial statements. Our 2015 Incentive Shares Plan includes additional clawback provisions. Beginning in fiscal 2019, the Company expanded clawback rights for all incentive compensation awards and payments to provide for potential forfeiture or clawback in connection with violations of the Company’s ethics and compliance programs and policies, including its Code of Conduct and Code of Ethics to the extent allowed by law.

Hedging

Our hedging policy prohibits officers (including executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.

Pledging	Prohibits pledging of Company shares as collateral for a loan by Directors or elected officers.

(1)	Includes share equivalents and shares in retirement accounts and restricted stock.

(2)	Actual multiple based on beneficial ownership, excluding options (see page 60), and share price of $94.20 as of September 30, 2021; excludes former CEO, D. N. Farr.

Severance, Executive Termination and Retirement

Emerson does not have employment agreements, severance agreements or golden parachute agreements with the NEOs. The terms of all executive terminations and retirements are determined by the Committee individually based on specific facts and circumstances and not on formulaic rules. We follow these general principles:

•	We do not pay lump sum, non-forfeitable cash severance payments.

•	As permitted under shareholder-approved plans, departing plan participants, including NEOs, may have additional time to exercise stock options, up to the time permitted in the original grants.

•

The Committee may allow continuation (without accelerated vesting) of previously granted performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met.

•

Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, and/or reaffirm existing agreements on these matters. Executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements.

The Committee has adopted an Executive Officer Severance Policy which provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any NEO in excess of 2.99 times the sum of the NEO’s then current base salary and most recent cash bonus without shareholder ratification. The policy is located at www.Emerson.com, Investors, Corporate Governance, Executive Officer Severance Policy. D. N. Farr, our former Chief Executive Officer, retired from that position as of February 5, 2021. We entered into a letter agreement with Mr. Farr which, among other things, reaffirmed and extended his restrictive covenants. Please see “Description of D. N. Farr Letter Agreement” at page 47 below for a description of his retirement arrangement.

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EXECUTIVE COMPENSATION

Change of Control

If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plans and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” at page 45 below. Our 2011 Stock Option Plan and 2015 Incentive Shares Plan include a “double trigger” for vesting following a change of control, although stock awards under our prior incentive shares plan vest upon a change of control. When triggered, we would expect to accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plans and the Pension Restoration Plan. We do not credit additional years of service under any plans or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

Security and Perquisites

Due to increased security risks inherent in senior executive positions, we provide NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board of Directors require that the CEO use Company aircraft for all travel to promote business efficiency and safety given our global footprint. The Company provides limited personal use of Company aircraft to the other NEOs. All NEOs reimburse the Company at first class rates for personal use, calculated at the maximum rate prescribed under U.S. Treasury regulations.

The Company historically has also provided NEOs with cars, club memberships, financial planning and an annual physical. In Fiscal 2021, we performed a thorough review of these perquisites, including a review of market data for our compensation comparator group, the S&P 500 Capital Goods Index group of companies and the general industry to determine the prevalence of these perquisite practices. Following such review, we determined that effective January 1, 2022, the Company would no longer provide or reimburse for club memberships. The review of market data showed the car, financial planning, annual physical and personal security monitoring perquisites remain a prevalent market practice. We are, therefore, continuing to provide these perquisites to assist in retaining and attracting executives. NEOs and other employees may also receive Company tickets for sporting, entertainment or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table on page 37. The Company does not provide any reimbursement for taxes on perquisites, except as may be prescribed in our relocation policies applicable to all employees.

Other Benefits

The NEOs are eligible for Company-provided benefits that are generally available to all other employees, including qualified 401(k) savings plans, a qualified defined-benefit pension plan, medical, life and disability insurance and a charitable matching gifts program, among others. The defined-benefit pension was closed to new participants effective October 1, 2016. A portion of U.S. employees, including certain of the NEOs, continue to participate. The following additional benefits are also available to the NEOs:

•

Nonqualified savings plans which allow the NEOs to defer up to 20 percent of cash compensation and continue to receive the Company match after reaching the Internal Revenue Service (IRS) qualified plan limits.

•

A nonqualified defined-benefit pension plan, which provides benefits based on the qualified plan without regard to IRS limits but does not provide additional credited years of service. Participation is by award and based on the executive’s individual contributions and long-term service to the Company.

•	Term life insurance coverage.

No changes were made for fiscal 2021 in the method of calculating any NEO benefits that appear in the Summary Compensation Table beginning on page 37 below.

Regulatory Considerations

Internal Revenue Code Section 162(m) imposes a $1 million limit on the Company’s deductions for compensation paid to specified executive officers (“Covered Employees”). For taxable years beginning before January 1, 2018, the Covered Employees consisted of a corporation’s chief executive officer and up to three other highly compensated executive officers (other than the chief financial officer), and qualifying “performance-based compensation” was not subject to this limitation if specified requirements were met (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders).

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, (i) the remuneration of a public corporation’s chief financial officer is now also subject to the deduction limit, (ii) once an individual is considered a Covered Employee with respect to a taxable year, he or she will be considered a Covered Employee for all future years, including after termination of

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EXECUTIVE COMPENSATION

employment or death, and (iii) the exemption from the deduction limit for “performance-based compensation” is no longer available. These changes do not apply to remuneration provided under a binding written contract in effect on November 2, 2017, which is not materially modified after that date. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a Covered Employee will be deductible unless such compensation is granted pursuant to a written binding contract that was in effect prior to November 2, 2017.

While the Committee considers the impact of the tax treatment of executive compensation, the primary factor influencing program design is the support of business objectives, and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its shareholders. The Committee does not communicate annual bonus targets to the NEOs. Our compensation plans also comply with IRC Section 409A for nonqualified deferred compensation arrangements.

In accordance with FASB ASC Topic 718, for financial statement purposes we expense all equity-based awards over the period earned, or subsequently, based upon their estimated grant date fair value, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation to executive officers, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October or November meetings. Generally, equity awards are made at those meetings, but may be made at other meetings. The Committee meeting date, or the next business day if the meeting is on a non-business day, is the grant date for equity awards.

36	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

Summary Compensation Table

The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer, and each of our next four most highly compensated executive officers for the last fiscal year, as well as our former Chair and Chief Executive Officer who retired from the Company in fiscal 2021 (the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)(4)	Total ($)
S. L. Karsanbhai Chief Executive Officer and President(5)	2021	973,371	2,016,000	12,651,359	—	16,000	149,306	15,806,036
	2020	512,188	605,000	2,500,000	—	95,000	101,737	3,813,925
	2019	525,000	675,000	3,005,415	—	163,000	217,038	4,585,453
F. J. Dellaquila Senior Executive Vice President and Chief Financial Officer	2021	762,000	1,200,000	3,029,934	—	710,000	123,477	5,825,411
	2020	709,613	1,050,000	2,999,956	—	1,776,000	119,711	6,655,280
	2019	740,000	1,175,000	2,677,238	—	2,423,000	124,208	7,139,446
R. R. Krishnan Executive Vice President and Chief Operating Officer(6)	2021	624,904	600,000	4,272,020	—	50,000	57,111	5,604,035
M. J. Bulanda Executive President Automation Solutions(7)	2021	608,698	640,000	3,562,057	—	70,000	73,274	4,954,029
J. P. Froedge Executive President Commercial and Residential Solutions	2021	525,000	560,000	4,604,107	—	1,000	72,746	5,762,853
M. H. Train Senior Vice President and Chief Sustainability Officer(8)	2021	675,000	500,000	4,132,494	—	25,000	144,077	5,476,571
	2020	628,594	705,000	2,999,956	—	85,000	139,759	4,558,309
	2019	650,000	785,000	2,677,238	—	146,000	143,028	4,401,266
D. N. Farr Former Chair of the Board and Chief Executive Officer(9)	2021	927,969	1,875,000	11,599,962	—	—	663,832	15,066,763
	2020	1,303,750	2,050,000	11,499,941	—	1,164,000	465,394	16,483,085
	2019	1,400,000	2,400,000	11,357,291	—	4,597,000	547,285	20,301,576

(1)	Represents cash bonus amounts paid after the end of the fiscal year with respect to that fiscal year’s performance.

(2)

The amounts relate to performance shares and restricted stock awards. See the Grants of Plan-Based Awards table at page 39 below for information on awards granted in fiscal 2021. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. For performance shares awards granted in 2021, the grant date fair values were: Mr. Karsanbai-$7,982,759, Messrs. Dellaquila and Train-$3,029,934, Mr. Krishnan-$2,887,570, Messrs. Bulanda and Froedge-$2,524,957, and Mr. Farr-$11,599,962. For performance shares awards granted in 2020, the grant date fair values were: Mr. Karsanbhai-$2,5000,000; Messrs. Dellaquila and Train-$2,999,956, and Mr. Farr-$11,499,941. For performance shares awards granted in 2019, the grant date fair values were: Mr. Karsanbhai-$2,314,515, Messrs. Dellaquila and Train-$2,677,238, and Mr. Farr-$11,357,291. If the maximum payout is earned, the number of performance shares paid out would be 145% for the 2021 performance share awards and 125% for each of the 2020 and 2019 performance share awards, which would have amounted to the following grant date fair values for the awards shown: for 2021, Mr. Karsanbhai-$11,575,001, Messrs. Dellaquila and Train-$4,393,404, Mr. Krishnan-$4,186,977, Messrs. Bulanda and Froedge-$3,661,188, and Mr. Farr-$16,819,945; for 2020, Mr. Karsanbhai-$3,125,000, Messrs. Dellaquila, and Train-$3,749,945, and Mr. Farr-$14,374,926; for 2019 Mr. Karsanbhai-$2,893,144, Messrs. Dellaquila and Train-$3,346,548, and Mr. Farr-$14,196,614. See Note 15 to the Company’s fiscal 2021 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

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COMPENSATION TABLES

(3)

For each year, includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Company’s defined benefit pension plans. However, pursuant to applicable regulations, does not include the aggregate decline in actuarial present value of $396,000 for Mr. Farr in fiscal 2021. For fiscal 2020 and 2019, the applicable discount rate used to value pension plan liabilities decreased, which increased actuarial present values resulting in the increase in values shown from prior years. In none of the fiscal years were changes made in the method of calculating plan benefits for the NEOs.

(4)	Includes the following amounts for 2021:

Name	Perquisites(a)	Savings Plan(b)	Life Insurance(c)	Other(d)	Total(e)
S. L. Karsanbhai	43,289	106,017	—		149,306
F. J. Dellaquila	50,512	45,181	27,784		123,477
R. R. Krishnan	37,340	19,771	—		57,111
M. J. Bulanda	33,668	29,145	10,461		73,274
J. P. Froedge	26,557	46,189	—		72,746
M. H. Train	51,030	90,952	2,095		144,077
D. N. Farr	100,967	75,833	19,032	468,000	663,832

(a)

The perquisites provided are tax and financial planning, leased Company car, club fees, annual physical, tickets for sporting or other events, and costs related to personal security provided to each of the NEOs under the Company’s security program. The Company’s Board of Directors and its security program require that the Chief Executive Officer use Company aircraft for all business and personal air travel. The Company’s CEO reimburses the Company for personal air travel at first class rates. The Company also provides limited personal use of Company aircraft outside of the security program to the other NEOs, who also provide such reimbursement. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less reimbursements. For 2021, the incremental amount of personal use of Company aircraft for the Company’s CEO was: Mr. Karsanbhai-$4,097 and Mr. Farr- $74,738, respectively, which amounts were included in the perquisites amounts above.

(b)	Contributions by the Company for the NEOs to the Company’s retirement savings plans.

(c)	Premiums paid by the Company on behalf of the NEOs for term life insurance.

(d)	Includes $468,000 in consulting fees for Mr. Farr under a consulting arrangement. See note (9) below.

(e)	None of these amounts were grossed up for taxes.

(5)

Mr. Karsanbhai became Chief Executive Officer and a Director on February 5, 2021 and became President on March 2, 2021. Mr. Karsanbhai was formerly Executive President Automation Solutions. Base salary reflects amounts received in current and prior roles. He does not receive any separate compensation for his service as a Director.

(6)

Mr. Krishnan became Executive Vice President and Chief Operation Officer in February 2021. Mr. Krishnan was formerly President Final Control. Base salary reflects amounts received in current and prior roles.

(7)	Mr. Bulanda became Executive President – Automation Solutions in February 2021. Mr. Bulanda was formerly Senior Vice President. Base salary reflects amounts received in current and prior roles.

(8)	Mr. Train became Senior Vice President and Chief Sustainability Officer on March 2, 2021. He previously served as President.

(9)

Mr. Farr retired as Chief Executive Officer on February 5, 2021, as Chair of the Board on May 4, 2021, and as an employee on May 31, 2021. Mr. Farr did not receive any separate compensation for his service as a Director. Please see “Description of D. N. Farr Letter Agreement” at page 47 for a description of his retirement arrangements.

38	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

Grants of Plan-Based Awards

The following table provides information about equity awards granted to the NEOs in fiscal 2021.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold (#)	Target (#)(1)	Maximum (#)(1)
S. L. Karsanbhai	11/3/2020	N/A	36,346	52,701				2,524,957
	11/3/2020				5,000			347,350
	2/1/2021	N/A	67,900	98,455				5,457,802
	2/8/2021				50,000			4,321,250
F. J. Dellaquila	11/3/2020	N/A	43,615	63,242				3,029,934
R. R. Krishnan	11/3/2020	N/A	15,114	21,915				1,049,970
	11/3/2020				5,000			347,350
	2/8/2021				12,000			1,037,100
	4/6/2021	N/A	20,000	29,000				1,837,600
M. J. Bulanda	11/3/2020	N/A	36,346	52,702				2,524,957
	2/8/2021				12,000			1,037,100
J. P. Froedge	11/3/2020	N/A	36,346	52,702				2,524,957
	11/3/2020				15,000			1,042,050
	2/8/2021				12,000			1,037,100
M. H. Train	11/3/2020	N/A	43,615	63,242				3,029,934
	4/6/2021				12,000			1,102,560
D. N. Farr (4)	11/3/2020	N/A	166,978	242,118				11,599,962

(1)

Includes performance shares awards granted in November 2020 under the Fiscal 2021–2023 Performance Shares Program (under our 2015 Incentive Shares Plan). See “Annual Long-Term Stock Compensation” at page 29 above for additional detail regarding the program, performance shares and how shares are earned.

(2)

Includes restricted stock granted in fiscal 2021 under the 2015 Incentive Shares Plan which cliff vests over the following number of year from the date of grant: S. L. Karsanbhai-10 years; R. R. Krishnan-5 years; M. J. Bulanda-5 years; J. P. Froedge-10 years with respect to 15,000 shares of restricted stock and 5 years with respect to 12,000 shares of restricted stock; and M. H. Train-5 years. Please see “Restricted Stock” at page 33 above for additional information regarding restricted stock awards.

(3)

Includes the grant date fair value of awards of performance shares and restricted stock computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the NEOs. For performance awards, the grant date fair value included assumes the target award is earned. Amounts expensed for performance shares awards in the Company’s financial statements during the performance period reflect the grant date fair value of the award expensed over the performance period, adjusted to current value each year, which varies depending upon stock price and the probability that targets will be reached, and therefore will generally not be equal to the grant date fair value reported above. For restricted stock, the aggregate amount that the Company would expense in its yearly financial statements over the vesting period is equal to the grant date fair value reported above. See Note 15 to the Company’s fiscal 2021 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

(4)

Mr. Farr retired as Chief Executive Officer on February 5, 2021, as Chair of the Board on May 4, 2021 and as an employee on May 31, 2021. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Farr received his earned payout of the Fiscal 2019–2021 Performance Shares Program in November 2021, and he may receive his full earned payout of his other performance shares awards, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provided for under the programs. Please see “Description of D. N. Farr Letter Agreement” at page 47 for a description of his retirement arrangements.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	39

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

The following table provides holdings of stock options, performance shares and restricted stock by our NEOs at the end of fiscal 2021, including unexercised stock options, unvested restricted stock and performance shares with performance conditions that had not yet been satisfied.

	Option Awards					Stock Awards

Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
S. L. Karsanbhai	10/1/13	10,000		65.07	10/1/23	(2)	75,000(2)	7,065,000
	8/5/14	4,000		62.84	8/5/24	11/5/19			34,263(4)	3,227,575
	2/1/16	15,000		45.50	2/1/26	11/3/20			36,346(5)	3,423,793
						2/1/21			67,900(5)	6,396,180
F. J. Dellaquila	10/1/13	100,000		65.07	10/1/23	(2)	40,000(2)	3,768,000
						11/5/19			41,115(4)	3,873,033
						11/3/20			43,615(5)	4,108,533
R. R. Krishnan						(2)	22,000(2)	2,072,400
						11/5/19			16,000(4)	1,507,200
						11/3/20			15,114(5)	1,423,739
						4/6/21			20,000(5)	1,884,000
						7/20/20	1,000(6)	94,200
M. J. Bulanda	10/1/13	40,000		65.07	10/1/23	(2)	27,000(2)	2,543,400
	6/5/12	10,000		44.81	6/5/22	11/5/19			34,263(4)	3,227,575
						11/3/20			36,346(5)	3,423,793
J. P. Froedge	11/3/15	15,000		49.64	11/3/25	(2)	42,000(2)	3,956,400
	10/1/13	8,000		65.07	10/1/23	11/5/19			12,000(4)	1,130,400
	10/1/12	8,000		47.93	10/1/22	11/3/20			36,346(5)	3,423,793
						7/20/20	500(6)	47,100
M. H. Train	10/1/13	22,000		65.07	10/1/23	(2)	52,000(2)	4,898,400
	11/3/15	22,000		49.64	11/3/25	11/5/19			41,115(4)	3,873,033
						11/3/20			43,615(5)	4,108,533
D. N. Farr (7)	10/1/13	184,362		65.07	10/1/23	11/5/19			157,609(4)	14,846,768
						11/3/20			166,978(5)	15,729,328

(1)	The options became exercisable in three equal annual installments beginning one year after the date of grant.

40	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

(2)	Consists of restricted stock which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
S. L. Karsanbhai	10,000	10	2/1/2016	2/1/2026
	10,000	10	11/6/2018	11/6/2028
	5,000	10	11/3/2020	11/3/2030
	50,000	10	2/8/2021	2/8/2031
F. J. Dellaquila	10,000	8	10/1/2013	10/1/2021
	20,000	5	11/1/2016	11/1/2021
	10,000	5	4/30/2018	4/30/2023
R. R. Krishnan	5,000	5	11/7/2017	11/7/2022
	5,000	5	11/3/2020	11/3/2025
	12,000	5	2/8/2021	2/8/2026
M. J. Bulanda	10,000	10	10/1/2013	10/1/2023
	5,000	5	11/1/2016	11/1/2021
	12,000	5	2/8/2021	2/8/2026
J. P. Froedge	10,000	10	11/3/2015	11/3/2025
	5,000	5	11/7/2017	11/7/2022
	15,000	10	11/3/2020	11/3/2030
	12,000	5	2/8/2021	2/8/2026
M. H. Train	10,000	10	10/1/2012	10/1/2022
	10,000	10	10/7/2014	10/7/2024
	20,000	5	4/30/2018	4/30/2023
	12,000	5	4/6/2021	4/6/2026

(3)	Based on the closing share price of $94.20 on September 30, 2021.

(4)

Consists of performance shares awards granted in fiscal 2020 under the Fiscal 2020 – 2022 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2022. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 125% of the target.

(5)

Consists of performance shares awards granted in fiscal 2021 under the Fiscal 2021 – 2023 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2023. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 145% of the target.

(6)	Consists of restricted stock units that vest on 7/20/2023, which were awarded prior to being an executive officer.

(7)

Mr. Farr retired as Chief Executive Officer on February 5, 2021, as Chair of the Board on May 4, 2021 and as an employee on May 31, 2021. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Farr received his earned payout of the Fiscal 2019–2021 Performance Shares Program in November 2021, and he may receive his full earned payout of his other performance shares awards, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provide for under the programs. Please see “Description of D. N. Farr Letter Agreement” at page 47 for a description of his retirement arrangements.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	41

COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides the number of shares acquired and value realized for our NEOs in fiscal 2021 for stock option exercises, performance shares awards earned and vested restricted stock.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(4)

S. L. Karsanbhai			33,835	(2)	3,310,078

F. J. Dellaquila			39,138	(2)	3,828,822

R. R. Krishnan	35,000	684,800	13,635	(2)	1,333,912

			15,000	(3)	1,018,100

M. J. Bulanda			28,785	(2)	2,816,037

J. P. Froedge			11,413	(2)	1,116,534

M. H. Train			39,138	(2)	3,828,822

D. N. Farr	15,368	365,221	166,028	(2)	16,242,504

(1)	Represents the difference between the option exercise price and the average of the high and low share prices for the Company’s common stock on the day of exercise.

(2)

Reflects the earnings of performance shares granted under the Fiscal 2019 – 2021 Performance Shares Program. The performance shares were subject to performance goals for the period ending September 30, 2021, and the percentage earned was 101%. Awards were paid out on November 1, 2021. See “Annual Long-Term Stock Compensation” at page 29 above for additional information regarding the program.

(3)	Represents the vesting of 15,000 shares for Mr. Krishan with vesting terms of 10 years (10,000 shares) and five years (5,000 shares).

(4)

Values realized for performance shares earned are based on the average of the high and low share prices ($97.83) on November 1, 2021, the date the Compensation Committee determined that the performance targets for the performance period ended September 30, 2021 had been met. Values for restricted stock are based on the average of the high and low share price on the date of vesting, $67.075 on October 5, 2020 (10,000 shares) and $69.47 on November 3, 2020 (5,000 shares), respectively.

Pension Benefits

Below is information on the pension benefits for the NEOs under each of the following pension plans.

Emerson Retirement Plan

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 37,000 participants on September 30, 2021, including the NEOs. Plan benefits are based generally on a formula that considers the highest consecutive five-calendar-year average of the executive’s annual cash earnings, base salary plus bonus (final average earnings), not to exceed the IRS-prescribed limit applicable to tax-qualified plans ($290,000 for calendar year 2021).

The plan provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation,” limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the plan for each of the NEOs (other than Mr. Dellaquila) includes benefits determined under different but lesser pension formulas for periods of prior service at Company business units. In addition, Messrs. Karsanbhai, Froedge, Train and Farr are no longer accruing pension benefit service under the plan.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement as a monthly annuity for life with a guaranteed minimum term of five years. The normal retirement age for this plan is 65. Employees who have attained age 55 and 10 years of service are eligible to retire early under the plan. As of September 30, 2021, Messrs. Dellaquila, Train and Bulanda are eligible for early retirement. Mr. Farr retired as Chief Executive Officer on February 5, 2021, as Chair of the Board on May 4, 2021 and as an employee on May 31, 2021. If an employee retires before age 65, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first five years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after five years of service. The plan provides for spousal joint and survivor annuity options. No employee contributions are required.

42	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

Benefits under the plan are subject to the limitations under IRC Section 415, which in fiscal 2021 was $230,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This limitation may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

Emerson Pension Restoration Plan

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the plan are by award, subject to Compensation Committee approval. A participant who terminates employment with a vested retirement benefit will receive at age 65 or later termination of employment a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and not subject to the IRS-prescribed limitations on benefits and compensation applicable to the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable as a monthly annuity for life with a guaranteed minimum term of five years, provided that in certain circumstances a participant or a participant’s beneficiary may be eligible to receive a lump sum payment. If an NEO is terminated for cause or engages in actions that adversely affect the Company, the benefits may be forfeited. Except for Mr. Farr, no pension benefits were paid to any of the NEOs during fiscal 2021. Currently, only Messrs. Dellaquila and Farr participate in the Pension Restoration Plan.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2021 for the NEOs under each plan based upon the assumptions described in footnote (2).

	Pension Benefits Table

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)

S. L. Karsanbhai(3)	Emerson Electric Co. Retirement Plan	20		$746,000	—

F. J. Dellaquila	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	30 30	$ $	1,700,000 10,805,000	— —

R. R. Krishnan	Emerson Electric Co. Retirement Plan	25		$744,000	—

M. J. Bulanda	Emerson Electric Co. Retirement Plan	36		$1,405,000	—

J. P. Froedge(3)	Emerson Electric Co. Retirement Plan	10		$250,000	—

M. H. Train(3)	Emerson Electric Co. Retirement Plan	18		$830,000	—

D. N. Farr	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	41 41	$ $	2,058,000 28,354,000	44,431 —

(1)

The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year.

(2)

The accumulated benefit is based on service and earnings under the plans through September 30, 2021. The present value has been calculated assuming the accumulated benefit as of September 30, 2021 commences at age 65, or current age if older, under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the NEO will remain in service until age 65. Except for the assumption that the NEOs remain in service through age 65, the present value is based on the assumptions described in Note 12 to the Company’s fiscal year 2021 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the interest rate assumption is 2.93% for the Emerson Retirement Plan and 2.76% for the Emerson Restoration Plan and the post-retirement mortality assumption is a based on mortality tables of PRI-2012 no collar, annuitant, sex distinct tables projected forward with MP-2016 grading linearly to 0.75% over 20 years (by 2032).

(3)	Messrs. Karsanbhai, Froedge and Train are no longer accruing pension benefit service under the Retirement Plan.

Nonqualified Deferred Compensation

The Emerson Electric Co. Savings Investment Restoration Plan (the “Savings Investment Restoration Plan I”) and the Emerson Electric Co. Savings Investment Restoration Plan II (the “Savings Investment Restoration Plan II” and together with the Savings Investment Restoration Plan I, collectively, the “Savings Investment Restoration Plans”) are nonqualified, unfunded defined contribution plans. The plans provide benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”), but could not be provided due to IRC qualified plan compensation limits.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	43

COMPENSATION TABLES

Participants in the Savings Investment Restoration Plans are designated by the Compensation Committee. Participants may defer up to 20% of compensation and the Company will make matching contributions for participants who defer at least 5% of compensation in an amount equal to: (a) for the Savings Investment Restoration Plan I, 50% of the first 5% of those deferrals (not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP); and (b) for the Savings Investment Restoration Plan II, 7.5% of the participant’s compensation less (x) the maximum matching amount the participant could have received under the ESIP and (y) any other contribution for the applicable year made on behalf of the participant under the ESIP. Compensation generally includes cash pay (base salary and annual bonus) received by a participant, including employee ESIP contributions, and excludes any reimbursements, awards or other payments under equity compensation plans, stock option gains, any severance payments and other incentive payments. Amounts deferred under the plan are 100% vested and are credited quarterly with returns based on the participant’s selection of available investment alternatives, which include an Emerson common stock fund and more than 20 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested in all contributions. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company and paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs in a lump sum no later than one year following termination of employment. Upon retirement, or in other certain instances, participants may receive their account balances in up to 10 equal annual installments, if previously elected. Unvested matching contributions become fully vested upon (i) retirement with Compensation Committee approval on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. Additionally, under the Savings Investment Restoration Plan II, a participant will be entitled to payment of vested matching contributions only if the Compensation Committee determines that such participant is an executive in good standing at the time the executive terminates employment (whether upon retirement or otherwise); provided, that if such participant is discharged for cause and/or engages in other activity that is harmful to or competitive with the Company, the rights of such participant to such amount will be forfeited and any such amount that has previously been paid to the participant may be recovered by the Company, unless the Committee determines that such activity is not detrimental to the best interests of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days’ notice.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Emerson Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)

S. L. Karsanbhai	79,898	89,593	60,217	—	474,878

F. J. Dellaquila	90,362	36,701	761,072	—	5,669,364

R. R. Krishnan	32,083	7,801	2,763	—	42,647

M. J. Bulanda	172,145	21,695	205,377	—	1,118,683

J. P. Froedge	19,688	25,156	16,734	—	126,298

M. H. Train	140,390	69,764	302,507	—	1,374,688

D. N. Farr	242,634	67,283	5,727,867	—	22,061,657

(1)

Includes amounts contributed by each NEO and by the Company, respectively, to the Savings Investment Restoration Plans. NEO and Company contributions in the last fiscal year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.

(2)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(3)

Includes amounts reported as compensation for the NEOs in the Summary Compensation Table for prior years. The following aggregate amounts of NEO and Company contributions were included in the Summary Compensation Table for fiscal 2020 and 2019, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Karsanbhai-$119,153 ($59,674), $37,735 ($19,141); Mr. Dellaquila-$161,191 ($38,842), $185,451 ($42,724); Mr. Train-$209,157 ($67,480), $176,052 ($84,552); and Mr. Farr-$381,412 ($84,412), $543,531 ($94,198); For prior years, all amounts contributed by an NEO and by the Company have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the NEO was named in such proxy statements and the amounts were required to be reported in such tables.

44	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

Potential Payments Upon Termination or Change of Control

As described above, the NEOs do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions. As described on page 47, the terms and conditions of Mr. Farr’s retirement are set forth in a letter agreement. Please see “Description of D. N. Farr Letter Agreement” on page 47.

The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the NEOs, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that an NEO has elected to defer would be provided in accordance with IRC Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.

Stock Options. NEOs are obligated to keep Company information confidential, assign to the Company intellectual property rights, and, during and for one year after termination, not compete with, or solicit the employees of, the Company.

Performance Shares and Restricted Stock. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination (one year in the case of restricted stock unit awards for Messrs. Krishnan and Froedge). For awards granted from November 2018, the awards are also conditioned upon the participant’s compliance with all practices and policies under Emerson’s Ethics and Compliance Program, including the Code of Conduct and Code of Ethics, and that a participant’s actions will reflect Emerson’s Core Value of Integrity. Violations of such Ethics and Compliance Program may result in the forfeiture of such awards or the repayment of any amounts paid under such awards.

Pension Restoration Plan. If an NEO is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, the NEO’s rights to benefits under the Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Savings Investment Restoration Plans. The NEO’s rights to benefits under the Savings Investment Restoration Plan II will be forfeited if the NEO is (a) not in good standing at the time the NEO terminates employment (whether upon retirement or otherwise) as determined by the Compensation Committee, or (b) is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Additionally, upon retirement or involuntary termination, NEOs generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements.

Payments Made Upon Retirement

Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of any pre-established performance conditions;

•

Upon retirement, as determined by the Compensation Committee, all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of five years after retirement, up to the original option term;

•

Upon retirement after age 65, the NEOs would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether a NEO would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•

The Compensation Committee has the discretion to determine whether to allow the NEOs to continue to vest in restricted stock following retirement, or to reduce the vesting period to not less than three years;

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	45

COMPENSATION TABLES

•

If not previously vested, the NEOs would be vested in Company contributions to the Savings Investment Restoration Plans if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•	Under the Company’s Pension Restoration Plan, an NEO’s benefit commences after age 65 or later retirement and is paid as a monthly annuity, or a lump sum if elected.

Payments Made Upon Death or Disability

Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of any pre-established performance conditions;

•	All unvested stock options would vest immediately, and be exercisable for a period of one year, up to the original option term;

•

The Compensation Committee has the discretion to determine whether the NEOs would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•

Restricted stock will be prorated for years of service during the vesting period and distributed free of restriction at the end of the vesting period, with Compensation Committee discretion to reduce the vesting period to not less than three years;

•	If not previously vested, the NEOs would vest in Company contributions to the Savings Investment Restoration Plans;

•

Upon the death of an NEO participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of a monthly annuity payment commencing at the NEO’s earliest retirement date, 50% of the actuarially equivalent accrued benefit. The estate of a single person who dies while employed will receive a lump sum benefit as of the date of death which is actuarially equivalent to the annuity that the surviving spouse of a married person would have received. Upon termination due to disability, benefits would start the later of when the NEO reaches age 65 or termination, and be paid in the form of a monthly annuity or a lump sum distribution; and

•	Upon an NEO’s death, the beneficiaries would receive proceeds from Company provided term life insurance.

Payments Made Upon Other Termination

If an NEO’s employment terminates for any other reason (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•

Payment of the vested portion of the NEO’s accounts in the Savings Investment Restoration Plans, in a single lump sum after termination, subject, in the case of any Savings Investment Restoration Plan II account, to (i) the Compensation Committee’s determination that the NEO is in good standing at the time of the termination, and (ii) the NEO not being discharged for cause or engaging in other activity that is harmful to or competitive with the Company, as provided under the Savings Investment Restoration Plan II.

Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether to provide any additional payments or benefits to the NEO. This exercise of discretion is unlikely to result in any additional benefits in the case of a voluntary resignation or termination for cause. This includes the discretion to:

•	Determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•	If termination occurs with Company consent, the Compensation Committee may allow the NEO up to three months after termination, up to the original option term, to exercise vested stock options;

•	Determine whether the NEO would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•	Determine whether to allow the NEO to continue to vest in restricted stock, or to reduce the vesting period to not less than three years; and

•

Determine whether an NEO terminated for cause or for engaging in actions that adversely affect the Company will forfeit the right to receive vested benefits under the Pension Restoration Plan starting after the later of age 65 or termination, paid in the form of a monthly annuity or a lump sum distribution.

Payments Made Upon Change of Control

Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash bonus awards are not paid;

•

All unvested stock options become fully exercisable if either the options have not been appropriately assumed by the acquiror, or within two years after the change of control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate;

46	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

•

Performance objectives of outstanding performance shares awards would be deemed satisfied, with payout made immediately. For performance shares granted under the shareholder approved 2015 Incentive Shares Plan, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger” event occurs, meaning that in connection with a change of control (a) the award has not been appropriately assumed or an equivalent award substituted by the acquiror, (b) cash is the primary form of consideration paid to shareholders, or (c) following the change of control, the holder is involuntarily terminated other than for cause, or within two years after the change of control, the holder’s title, duties or responsibilities are adversely changed, or the holder is required to relocate by more than 50 miles;

•

All restricted stock awarded under the 2006 Incentive Shares Plan would vest immediately. Restricted stock and restricted stock units awarded under the 2015 Incentive Shares Plan would vest immediately if a “double trigger” event (as defined above) occurs;

•	The NEO would vest in all unvested Company contributions to the Savings Investment Restoration Plans, and the vested amount would be paid in a single lump sum; and

•

An NEO participating in the Pension Restoration Plan would become fully vested and could elect immediate payment in the form of a lump sum or a life annuity. In early fiscal 2016, for benefits accruing after 2004, the Plan was amended to conform the assumptions used in calculating lump sums payable to the assumptions used by the Company to accrue liabilities with respect to U.S. retirement plans for financial reporting purposes, as set forth in the Company’s Annual Report on Form 10-K.

“Change of Control” Definition

“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing to make up at least a majority of the Board, or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously shareholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as provided for in the 2015 Incentive Shares Plan, the Change of Control must also meet the requirements of IRC Section 409A and any transaction referenced in (iii) above must have actually occurred, rather than merely have been approved. With respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plans, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under IRC Section 409A and the regulations promulgated thereunder.

Description of D. N. Farr Letter Agreement

Mr. Farr retired as Chief Executive Officer on February 5, 2021. On February 23, 2021, the Company and Mr. Farr entered into a letter agreement (the “Letter Agreement”) and related consulting agreement (the “Consulting Agreement”) in connection with his retirement. The Letter Agreement provided that Mr. Farr would retire as a Director and as non-executive Chair of the Board on May 5, 2021. The Letter Agreement also provided that he would remain an employee of the Company through May 31, 2021.

Under the Letter Agreement, Mr. Farr agreed, among other things: (i) not to compete with, or solicit or hire the employees of, the Company or any of its affiliates during a period of five years from his retirement date; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company; and (iv) to comply with non-disparagement obligations. Mr. Farr also released and discharged the Company, its affiliates, and its and their respective directors, officers, employees, and agents from any and all claims or liabilities of whatever nature and will remain subject to the Company’s clawback policies.

Under the Letter Agreement, Mr. Farr continued to receive his base salary and certain other benefits through May 31, 2021. He remained eligible to receive a 75% pro rata bonus based on the Company’s financial performance for fiscal 2021, and subject to final approval of the Company’s Compensation Committee at the normal time under the program. Mr. Farr remains eligible to receive a full payout of any earned awards under the Fiscal 2019 – 2021, Fiscal 2020 – 2022 and Fiscal 2021 – 2023 Performance Shares Programs, subject to the Company’s achievement of the applicable performance objectives, to be paid at the normal times provided for under the programs. In addition, all of Mr. Farr’s vested options remain exercisable through October 1, 2023, their original expiration date. Please see the “Summary Compensation Table” for information on Mr. Farr’s 2021 bonus, the “Option Exercises and Stock Vested” table for information on his payout of performance shares under the Fiscal 2019-2021 program and the “Outstanding Equity Awards at Fiscal Year-End” table above for more information on his outstanding equity awards.

Mr. Farr is eligible to receive monthly pension benefits earned under the Company’s qualified and non-qualified pension plans, pursuant to the terms and conditions of, and to be paid in the manner and at the times set forth in such plans. He is also eligible to receive distributions under the Company’s qualified and non-qualified 401(k) and profit-sharing retirement savings plans, as provided under those plans.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	47

COMPENSATION TABLES

If Mr. Farr violates any of his obligations to the Company under the Letter Agreement, he will forfeit all payments to be made or benefits provided under the Letter Agreement and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the Letter Agreement prior to the date of breach.

The Consulting Agreement provides for a term of June 1, 2021 through December 31, 2021, may be extended by the parties, and is subject to the Company’s right to terminate in certain cases. Under the Consulting Agreement, Mr. Farr provides such transition, consulting and advisory services on an as-needed basis as may be requested by the Company’s Chief Executive Officer, and receives consulting fees of $117,000 per month and reimbursement of expenses.

Quantification of Payments and Benefits

The following tables quantify the potential payments and benefits upon termination or a Change of Control for each of the NEOs, assuming the event occurred on September 30, 2021, given the NEO’s compensation and service level as of that date and, if applicable, based on the Company’s closing share price of $94.20 on that date. Other benefit assumptions are set forth in footnotes to the tables. See “Description of D. N. Farr Letter Agreement” above for a description of Mr. Farr’s retirement arrangements. Due to the number of factors that affect the nature and amount of benefits provided upon a termination or Change of Control any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

S. L. Karsanbhai

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	18,273,429(7)
Restricted Stock	—	(8)	1,365,900	(9)	1,365,900	(9)	—	(8)	—	(8)	7,065,000(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

F. J. Dellaquila

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	10,798,664(7)
Restricted Stock	—	(8)	3,391,200	(9)	3,391,200	(9)	—	(8)	—	(8)	3,768,000(10)
Pension Restoration Plan(11)	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

R. R. Krishnan

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	6,680,221(7)
Restricted Stock	—	(8)	728,480	(9)	728,480	(9)	—	(8)	—	(8)	2,166,600 (10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

48	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

M. J. Bulanda

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	8,998,968(7)
Restricted Stock	—	(8)	1,450,680	(9)	1,450,680	(9)	—	(8)	—	(8)	2,543,400(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

J. P. Froedge

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	6,377,500(7)
Restricted Stock	—	(8)	1,325,080	(9)	1,325,080	(9)	—	(8)	—	(8)	4,003,500(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

M. H. Train

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(13)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	10,798,664(7)
Restricted Stock	—	(8)	2,637,600	(9)	2,637,600	(9)	—	(8)	—	(8)	4,898,400(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(12)	—		—		—		—

(1)

The Committee has discretion whether or not to pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal 2021 were: Mr. Karsanbhai-$2,016,000; Mr. Dellaquila-$1,200,000; Mr. Krishan-$600,000, Mr. Bulanda-$640,000; Mr. Froedge-$560,000, Mr. Train-$500,000; and Mr. Farr -$1,875,000.

(2)	This column assumes the Committee would exercise its discretion not to pay a bonus or make a payout of outstanding performance shares.

(3)	There would be no acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

(4)

Represents the closing share price of $94.20 minus the exercise price times the number of outstanding options for all in-the-money, unvested options. All options held by the named executive officers are fully vested.

(5)	The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.

(6)	Assumes the Committee does not allow any payout for the performance shares awards granted in 2020 or 2021. See Outstanding Equity Awards at Fiscal Year-End table at page 40 above.

(7)	The amount shown includes the entire amount of 2020 and 2021 awards at the highest level. See note (13).

(8)	Assumes Committee would exercise its discretion to not allow any further vesting.

(9)	Represents pro rata value of all unvested restricted stock, based on years elapsed rounded to whole years. For Messrs. Krishnan and Froedge includes 500 and 1,000 restricted stock units, respectively.

(10)	Represents the value of all unvested shares of restricted stock and restricted stock units.

(11)

See “Pension Benefits” on page 42 for information on vested pension benefits. Amounts shown in the table include the excess, if any, over the amounts shown in the Pension Benefits table. For a Change of Control, the amounts shown also include the discounted present value of unvested amounts under the Pension Restoration Plan.

(12)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

(13)	The Change of Control column assumes that the applicable conditions for a “double trigger” change in control were met as of September 30, 2021.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	49

COMPENSATION TABLES

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

As is permitted under the SEC rules, to determine our median employee in 2021, we used “Base Pay, Shift Premium and Overtime, Bonus and Commission or equivalent” as our consistently applied compensation measure. As of our determination date of July 1, 2021, we collected wages for 86,067 employees. Applying the 5% de Minimis exemption, we excluded 4,295 employees from 9 countries (4.99% of the global workforce) as follows: Angola (5), Chile (91), Costa Rica (971), Hungary (1,266), Indonesia (30), Nigeria (20), Slovakia (820), Thailand (1,066), Tunisia (26).

Applying a valid statistical sampling methodology to the remaining 81,772 employees, we produced a sample of employees within a 5% range of the estimated median of the established compensation measure, then selected an employee from within that group as our median employee.

We determined that the 2021 total compensation for our CEO and median employee were $16,048,119 and $42,499, respectively, which includes $15,454 and $10,426 in company provided medical and dental benefits applicable to all employees, respectively. These Company provided benefits are not included in the compensation for our CEO in the Summary Compensation Table on page 37. In addition, also included for Mr. Karsanbhai is an additional amount that reflects the annualization of his base salary consistent with the applicable SEC guidance, which is not included in the Summary Compensation Table on page 37. The estimate of the ratio of CEO pay to median worker pay calculated using a methodology consistent with the SEC rules as described above is 378:1.

Due to the special awards of restricted stock to Mr. Karsanbhai for fiscal 2021 granted in connection with his retention and promotion to CEO, the fiscal 2021 pay ratio is materially higher than our CEO pay ratio in fiscal 2020. If we were to exclude these special awards of restricted stock and the annualization of Mr. Karsanbhai’s base salary for fiscal 2021, our CEO compensation would have been $11,137,436 and the resulting CEO pay ratio would have been 262:1.

As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

50	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

Management Proposals

Proxy Item No. 1: ELECTION OF DIRECTORS

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated four Directors of the Company to be elected for a term ending at the Annual Meeting specified below, or until their successors have been elected and qualified. Pursuant to the Company’s Bylaws, a person may not stand for election as a Director after attaining the age of 72, provided that the Bylaws provide that this restriction does not apply to (i) Mr. Golden and Dr. Kendle until the Company’s 2022 Annual Meeting, and (ii) Mr. Easter until the Company’s 2023 Annual Meeting. Clemens Boersig is retiring from the Board pursuant to this age 72 requirement as of the 2022 Annual Meeting, after which our Board will have eleven Directors. Information with respect to the nominees for election, as well as the other Directors whose terms will continue after the Annual Meeting, is set forth below. All of the nominees meet the Board membership criteria described on page 13 under “Nomination Process.” Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer over the last five years unless otherwise indicated. This information includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, and prior directorships held by each nominee at other public companies within the last five years.

Board Diversity of Continuing Directors

Continuing Directors’ Core Competencies

The table below shows the Directors’ Core Competencies as a full Board. These competencies are aligned with our business strategy.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	51

MANAGEMENT PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Director Nominees for Terms Ending in 2025

Age: 67 Director Since: 2012 Committees: • Executive Committee • Nominating Committee

JOSHUA B. BOLTEN

PRESIDENT AND CHIEF EXECUTIVE OFFICER,

BUSINESS ROUNDTABLE, PRO-BUSINESS PUBLIC POLICY ADVOCACY GROUP

Key Experiences:

•  Corporate Governance Experience

•  Operational Leadership

•  Global Business Experience

Qualifications:

Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his position prior to January 2017 as Managing Director of Rock Creek Global Advisors, an international advisory firm, and his prior positions as White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience as President and Chief Executive Officer of the Business Roundtable and a member of the Boards of the U.S. Holocaust Memorial Museum, the ONE Campaign and Princeton University.

Current Advisory Board Memberships:

•  International Advisory Board of BP plc

•  PIMCO Global Advisory Board

Age: 72 Director Since: 2020 Committees: • Compensation Committee • Finance Committee

WILLIAM H. EASTER III

FORMER CHAIRMAN AND PRESIDENT AND CHIEF EXECUTIVE OFFICER,

DCP MIDSTREAM LLC, A LARGE MIDSTREAM PETROLEUM SERVICE COMPANY

Key Experiences:

•  CEO Experience

•  Operational Leadership

•  Global Business Experience

Qualifications:

Mr. Easter’s qualifications to serve on the Board also include his extensive leadership, operational, and government affairs experience gained from his past service as Chairman, President and CEO of DCP Midstream LLC and his more than 30 years in senior roles with ConocoPhillips; his current service as a director and member of the Audit and Corporate Practices Committee of Grupo Aeromexico, S.A.B.; his current service as a director and Chair of the Compensation Committee and member of the Nominating & Governance Committee of Concho Resources Inc.; and his current service as a director and Chair of the Audit Committee and member of the Governance and Safety & Security Committees of Delta Airlines Inc. He also serves Chairman of the Board of the Memorial Hermann Hospital System in Houston.

Current Public Company Directorships:

•  Delta Airlines Inc.

•  Grupo Aeroméxico, S.A.B. de C.V.

Prior Public Company Directorships (year service ended):

•  Baker Hughes, Inc. (2017)

•  Concho Resources Inc. (2008-2021)

Each biography identifies three key experiences that the Director brings to the Board.

52	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

Age: 52 Director Since: 2021 Committees: • Executive Committee

S. L. KARSANBHAI

CEO AND PRESIDENT, EMERSON

Key Experiences:

•  CEO Experience

•  Global Business Experience

•  Business Development Expertise

Qualifications:

Mr. Karsanbhai’s qualifications to serve on the Board also include his prior leadership and global business experience, including as Executive President of Emerson’s Automation Solutions business from October 2018 to February 2021, Group President of Emerson’s Rosemount measurement & analytical business from 2016 to 2018, President of Emerson’s former Network Power business in Europe, Middle East and Africa from 2014 to 2016 and VP of Planning with responsibility for Emerson’s global strategy from 2012 to 2014 and various other roles with Emerson since 1995.

Age: 56 Director Since: 2018 Committees: • Audit Committee • Executive Committee • Finance Committee

LORI M. LEE

CHIEF EXECUTIVE OFFICER,

AT&T LATIN AMERICA

GLOBAL MARKETING OFFICER, AT&T, INC.,

A GLOBAL TECHNOLOGY, MEDIA AND TELECOMMUNICATIONS COMPANY

Key Experiences:

•  Financial Expertise

•  Technology and Innovation Expertise

•  Global Business Experience

Qualifications:

Ms. Lee’s qualifications to serve on the Board also include her leadership, international and global marketing experience in her prior positions as Senior Executive Vice President and Global Marketing Officer AT&T, Inc. from April 2015 through July 2017; Senior Executive Vice President – Home Solutions, AT&T, Inc. from April 2013 through March 2015; Executive Vice President – Home Solutions, AT&T, Inc.; Chief Marketing Officer – Home Solutions, AT&T Services, Inc.; Senior Vice President – Small Business Marketing, AT&T Services, Inc.; Senior Vice President – Customer Care, AT&T Operations, Inc.; Senior Vice President-Corporate Strategy, AT&T Operations, Inc.; Senior Vice President – Strategic Planning, AT&T Operations, Inc. Ms. Lee has also been a licensed Certified Public Accountant and has held numerous Vice President of Finance positions.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	53

MANAGEMENT PROPOSALS

Continuing Directors

The following Directors are not standing for election at the 2022 Annual Meeting of Shareholders.

Directors with Terms Ending in 2023

Age: 61 Director Since: 2019 Committees: • Compensation Committee • Nominating Committee

MARTIN S. CRAIGHEAD

FORMER CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER, BAKER HUGHES, INC.,

AN INDUSTRIAL SERVICE COMPANY

Key Experiences:

•  CEO Experience

•  Global Business Experience

•  Business Development Expertise

Qualifications:

Mr. Craighead’s qualifications also include his leadership experience, global business experience and extensive background in the oil and gas industry, including his prior service as Chairman of Baker Hughes from April 2013 to July 2017; as Chief Executive Officer of Baker Hughes from January 2012 to July 2017; and as President of Baker Hughes from July 2010 to July 2017. He first joined Baker Hughes in 1986 and was its Chief Operating Officer from 2009 to 2012 and Group President of drilling and evaluation from 2007 to 2009. He also served as President of INTEQ from 2005 to 2007 and President of Baker Atlas from February 2005 to August 2005. Mr. Craighead was also the Vice Chairman of Baker Hughes from July 2017 to May 2019.

Current Public Company Directorships:

•  Ecovyst Inc.

•  Texas Instruments

Age: 62 Director Since: 2017 Committees: • Compensation Committee • Executive Committee • Finance Committee

GLORIA A. FLACH

RETIRED CORPORATE VICE PRESIDENT AND

CHIEF OPERATING OFFICER, NORTHROP GRUMMAN CORPORATION, A GLOBAL SECURITY COMPANY

Key Experiences:

•  Operational Leadership

•  Global Business Experience

•  Technology and Innovation Expertise

Qualifications:

With over 35 years in the aerospace and defense industry, Ms. Flach’s qualifications to serve on the Board include her leadership, international and business experience as Chief Operating Officer of Northrop Grumman Corporation (“NGC”) from January 2016 through December 2017, overseeing and enhancing program execution, risk management and operational excellence across the company; her leadership of NGC’s global supply chain and service as a member of the Corporate Policy Council; her NGC service as President of the Electronic Systems Sector from January 2013 through December 2015 and President of Enterprise Shared Services from March 2010 through December 2012; and her current service on the Loyola University, Maryland, board of advisors.

54	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

Age: 56 Director Since: 2012 Committees: • Audit Committee • Finance Committee

MATTHEW S. LEVATICH

RETIRED PRESIDENT AND CHIEF EXECUTIVE OFFICER,
HARLEY-DAVIDSON, INC., A MANUFACTURER OF MOTORCYCLES AND RELATED PRODUCTS

Key Experiences:

•  CEO Experience

•  Operational Leadership

•  Global Business Experience

Qualifications:

Mr. Levatich’s qualifications also include his extensive manufacturing, global marketing and management experience as a former Harley-Davidson executive, including his prior service as President and Chief Executive Officer from May 2015 to March 2020; as President and Chief Operating Officer of Harley-Davidson Motor Company, Inc. from 2009 to May 2015; as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.; and his experience on the Dean’s Advisory Committee for the Robert R. McCormick School of Engineering and Applied Sciences at Northwestern University.

Prior Public Company Directorships (year service ended):

•  Harley-Davidson, Inc. (2020)

Directors with Terms Ending in 2024

Age: 59 Director Since: 2019 Committees: • Audit Committee • Compensation Committee

MARK A. BLINN

FORMER CHIEF EXECUTIVE OFFICER AND

PRESIDENT, FLOWSERVE CORP.,

A SUPPLIER OF INDUSTRIAL MACHINERY

Key Experiences:

•  CEO Experience

•  Financial Expertise

•  Business Development Expertise

Qualifications:

Mr. Blinn’s qualifications also include his leadership experience, global business experience, industry experience, and extensive Board experience, including his prior service as the Chief Executive Officer and President of Flowserve from October 2009 until March 2017. He previously served Flowserve as Chief Financial Officer from 2004 to 2009 and in the additional role of Head of Latin America from 2007 to 2009. Prior to Flowserve, Mr. Blinn served in senior finance, treasury and planning positions at FedEx Kinko’s Office and Print Services, Inc., Centex Corp., FirstPlus Financial Inc., Electronic Data Systems Corp. and Commercial Capital Funding Inc. He also serves on the executive board for Southern Methodist University’s Cox School of Business.

Current Public Company Directorships:

•  Globe Life Inc.

•  Leggett & Platt Incorporated

•  Texas Instruments Incorporated

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	55

MANAGEMENT PROPOSALS

Age: 75 Director Since: 2000 Committees: • Executive Committee • Finance Committee

ARTHUR F. GOLDEN

SENIOR COUNSEL,

DAVIS POLK & WARDWELL, A LAW FIRM

Key Experiences:

•  Business Development Expertise

•  Global Business Experience

•  Corporate Governance Experience

Qualifications:

Mr. Golden’s qualifications to serve on the Board include his leadership, international and industry experience as Senior Partner and Global Co-Chair of Mergers and Acquisitions at Davis Polk; leading Davis Polk teams in private and governmental litigation; representing large multinational companies in corporate governance matters and acquisition-related transactions; counseling multinational companies on antitrust matters; his prior service as a member of his firm’s Management Committee; and his current service as Chairman of the Board of Trustees of Rensselaer Polytechnic Institute. Mr. Golden moved to Senior Counsel at his law firm in January 2020.

Age: 74 Director Since: 2014 Committees: • Audit Committee • Nominating Committee

CANDACE KENDLE

RETIRED CHAIR AND CHIEF EXECUTIVE OFFICER,

KENDLE INTERNATIONAL INC., A GLOBAL CLINICAL

RESEARCH ORGANIZATION

Key Experiences:

•  CEO Experience

•  Technology and Innovation Expertise

•  Corporate Governance Experience

Qualifications:

Dr. Kendle’s qualifications to serve on the Board include her leadership, international and healthcare experience, gained from her prior service as co-founder, Chair and Chief Executive Officer of Kendle International Inc.; her experience as a founder of ReadAloud.org, a non-profit organization aimed at improving childhood literacy; her prior service as a director and member of the Audit Committee of United Parcel Service, Inc.; her prior service as a director and as a member of the Audit and Corporate Governance Committees of H. J. Heinz; and her prior service on the faculties of a number of leading universities, including the University of Cincinnati College of Pharmacy, the University of Pennsylvania School of Medicine, and the University of North Carolina School of Medicine and School of Pharmacy.

Prior Public Company Directorships (year service ended):

•  United Parcel Service, Inc. (2019)

•  H. J. Heinz (2013)

56	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

Age: 66 Director Since: 2013 Committees: • Audit Committee • Executive Committee • Nominating Committee

JAMES S. TURLEY

BOARD CHAIR, EMERSON

RETIRED CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER, ERNST & YOUNG,

A PROFESSIONAL SERVICES ORGANIZATION

Key Experiences:

•  Financial Expertise

•  CEO Experience

•  Corporate Governance Experience

Qualifications:

Mr. Turley’s qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013; his service as a director and member of the Audit, Executive and Risk Management Committees of Citigroup, Inc.; his service as a director and member of the Audit and Governance Committees of Northrop Grumman Corporation; his service as a director and Chair of the Compensation Committee of Precigen, Inc. (formerly Intrexon Corporation); and his service on the boards of the Kohler Company and the St. Louis Trust Company. He also serves on the board of directors and as an officer of the Boy Scouts of America, and on the boards of directors of the St. Louis MUNY, Theatre Forward and Forest Park Forever.

Current Public Company Directorships:

•  Citigroup, Inc.

•  Northrop Grumman Corporation

•  Precigen, Inc.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	57

MANAGEMENT PROPOSALS

Proxy Item No. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal 2022. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal 2021 and has been retained continuously as the Company’s external auditor since 1938.

The members of the Audit Committee (i) having received KPMG LLP’s written independence report and having discussed same with KMPG LLP; and (ii) having assessed KPMG LLP’s past service and qualifications believe that the continued retention of KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee is asking the shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

The Audit Committee is not required to take any action as a result of the outcome of this ratification vote. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

58	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

Proxy Item No. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At each of the last eleven Annual Meetings of Shareholders, over 90% of shares voted were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC rules, our Board of Directors is again submitting for a non-binding shareholder vote our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.

Emerson is a performance-driven, financially focused company with a long track record of strong performance in good economic times, and stable profitability and returns to shareholders even when economic conditions are unfavorable. Our pay for performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes and intense global competition, and it continues to do so today.

We encourage shareholders to review the Compensation Discussion and Analysis on pages 19 to 36. The Company’s executive compensation program supports Emerson’s rigorously-applied management, organizational review and compensation planning processes, which have been implemented over the years by successive teams of talented and committed executives.

The foundational elements of our program include paying for performance, maximizing shareholder value without excessive risk, aligning executive and shareholder interests, providing competitive pay to attract and retain executives and rewarding results while recognizing individual contributions.

We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our shareholders, as evidenced by Emerson’s pay practices:

•	Pay for Performance. NEO compensation is tied to Company performance.

•	We Target Competitive and Market Based Pay with Actual Pay Dependent on Performance.

•	Long-Term Performance. Our primary incentive compensation – performance shares – is based on the Company’s achievement of established financial objectives over a minimum three-year performance period.

•	Maximize Shareholder Value While Mitigating Risk. Our performance shares program is based on above-market growth targets and rewards growth over the long term, discouraging short-term risk taking.

•	Alignment with Shareholders. We have substantial stock ownership requirements, which our NEOs greatly exceed, and blackout, expanded clawback, pledging and anti-hedging policies.

•	No Tax Gross-Ups. We do not provide tax gross-ups to our NEOs (except with respect to our relocation policy applicable to all employees).

•	No Employment, Severance or Golden Parachute Agreements with any of our NEOs.

•	Non-compete, Non-solicitation and Confidentiality Agreements. We require executives to enter into non-competition, non-solicitation and confidentiality agreements as a condition of all equity awards.

•	Double Trigger Change of Control. We utilize double trigger provisions on change of control in our 2011 Stock Option Plan and in our 2015 Incentive Shares Plan.

We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation” and “Compensation Tables”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the vote. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 1, 2022, we expect that the next say-on-pay vote will occur at our next Annual Meeting to be held on February 7, 2023.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THIS PROPOSAL.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	59

Ownership of Emerson Equity Securities

Ownership of Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the NEOs, and by all Directors and executive officers as a group, as of September 30, 2021. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)

Mark A. Blinn	6,230

Clemens A. H. Boersig	30,330

Joshua B. Bolten	22,362

Mark J. Bulanda	225,874

Martin S. Craighead	6,435

Frank J. Dellaquila(3)	482,724

William H. Easter III	4,376

David N. Farr(4)	2,891,532

Gloria A. Flach	10,678

James Froedge	92,312

Arthur F. Golden	87,014

Surendralal (Lal) L. Karsanbhai(5)	136,343

Candace Kendle(6)	21,359

Ram R. Krishnan(7)	91,331

Lori M. Lee	6,681

Matthew S. Levatich	21,193

Michael H. Train	242,442

James S. Turley	19,026

All Directors and Executive Officers as a group (23 persons) (8)(9)(10)	4,706,028

(1)

Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted common stock over which the person named has no investment power: Mr. Karsanbhai, CEO and President-75,000; Mr. Dellaquila, Senior Executive Vice President and Chief Financial Officer-40,000; Mr. Krishnan, Executive Vice President and Chief Operating Officer-22,000; Mr. Bulanda, Executive President, Automation Solutions-27,000; Mr. Froedge, Executive President, Commercial and Residential Solutions-42,000; Mr. Train, Chief Sustainability Officer-52,000; Mr. Blinn-4,330; Dr. Boersig-3,450; Mr. Bolten-22,362; Mr. Craighead-5,435; Mr. Easter-2,520; Ms. Flach-9,929; Mr. Golden-1,787; Dr. Kendle-1,787; Ms. Lee-6,681; Mr. Levatich-21,193; Mr. Turley-19,026; and all Directors and executive officers as a group-415,500. Also includes the following restricted stock units held by Dr. Boersig-26,880; Mr. Krishnan-1,000 and Mr. Froedge-500, over which they have no voting or investment power.

(2)

As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2021, the right to acquire upon the exercise of employee stock options: Mr. Karsanbhai-29,000; Mr. Dellaquila-100,000; Mr. Bulanda-50,000; Mr. Froedge-31,000 and Mr. Train-44,000; Mr. Farr-184,632.

(3)

Includes 8,442 shares held by the spouse of Mr. Dellaquila. Also includes 56,486 shares held by the FJD Gift Trust, a grantor trust for Mr. Dellaquila with Mr. Dellaquila’s spouse and descendants as beneficiaries and Mr. Dellaquila as trustee. Also includes 75,315 shares held by the SRD Gift Trust, a grantor trust for Mr. Dellaquila’s spouse with Mr. Dellaquila’s descendants as beneficiaries and Mr. Dellaquila and his

60	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

OWNERSHIP OF EMERSON EQUITY SECURITIES

spouse as trustees. Includes 1,500 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Dellaquila exercises investment power but has no financial invest.

(4)

Includes 576,704 shares held by the spouse and/or children of Mr. Farr. Includes 32,055 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Farr exercises investment power but has no financial interest. Mr. Farr retired as Chief Executive Officer in February 2021 and retired as Chair of the Board in May 2021.

(5)	Includes 907 shares held as custodian for Mr. Karsanbhai’s son and daughter and 30,829 shares held by trust over which Mr. Karsanbhai exercises investment power.

(6)	Includes 1,200 shares held by the spouse of Dr. Kendle.

(7)	Includes 66,731 shares held by trust over which Mr. Krishnan exercises investment power.

(8)

Includes 459,249 shares of common stock which executive officers have, or will have within 60 days after September 30, 2021, the right to acquire upon exercise of employee stock options. Also includes 26,880 restricted stock units held by Dr. Boersig and 2,500 restricted stock units held by executive officers. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

(9)

Includes 307,786 shares of common stock beneficially owned by five other executive officers of the Company, of which 59,000 shares are restricted and over which the other executive officers have no investment power, 1,000 restricted stock units, and 56,617 shares which the other executive officers have, or will have within 60 days after September 30, 2021, the right to acquire upon exercise of employee stock options.

(10)	Includes 33,925 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which officers exercises investment power but have no financial interest.

Ownership of Greater than 5% Shareholders

The following table lists the beneficial ownership of each person holding more than 5% of Emerson’s outstanding common stock as of September 30, 2021 based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class
The Vanguard Group (1)	50,398,407	8.4%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc. (2)	39,489,357	6.6%
55 East 52nd Street, New York, NY 10055

(1)

The Vanguard Group filed a Schedule 13G/A on February 10, 2021 with the SEC indicating that, as of December 31, 2020, it had beneficial ownership of 50,398,407 shares, including sole dispositive power over 47,800,196 shares, shared voting power over 947,380 shares and shared dispositive power over 2,598,211 shares of the Company’s outstanding stock.

(2)

BlackRock, Inc. filed a Schedule 13G/A on January 29, 2021 with the SEC indicating that, as of December 31, 2020, it had beneficial ownership of 39,489,357 shares, including sole voting power over 33,781,140 shares and sole dispositive power over 39,489,357 shares of the Company’s outstanding stock.

The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	61

Questions and Answers About the 2022 Annual Meeting

1. Why did I receive these materials?

Our Board of Directors is soliciting proxies on its behalf to be voted at the 2022 Annual Meeting of Shareholders on February 1, 2022, at 10:00 a.m., Central Time, at the Headquarters of the Company, 8000 W. Florissant Avenue, St. Louis, MO 63136. The proxies also may be voted at any adjournments or postponements of the meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is earlier revoked.

2. How are these materials being distributed?

On or about December 10, 2021, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of November 23, 2021, and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.

3. Why am I getting these materials from my broker, bank or other nominee, and not directly from Emerson?

If you hold your shares through a broker, bank or other nominee, you may also receive either the Notice or printed proxy materials from that entity, as required by SEC rules.

4. What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.

5. What is the record date? Who can vote?

The record date for the 2022 Annual Meeting is November 23, 2021 (“record date”). The record date was established by our Board under Missouri law. Holders of Emerson common stock at the close of business on the record date are entitled to receive notice of and vote at the meeting, or in the case of holders in street name, provide voting instructions to their broker, bank or other nominee. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held on that date. There is no cumulative voting with respect to the election of Directors. On the record date, there were issued and entitled to be voted 595,699,414 shares of our common stock, par value $0.50 per share.

6. What are the different methods I can use to vote my shares?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by internet, using the procedures and instructions described on the proxy card, notice of internet availability of proxy materials and other enclosures. If you vote by telephone or internet, you need not mail back your proxy card. A control number, located on the proxy card or Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting. If we decide to hold the Annual Meeting in a virtual-only or hybrid format, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

7. How many votes must be present to hold the 2022 Annual Meeting?

To conduct the meeting, a majority of our issued and outstanding shares entitled to vote as of the record date for the meeting November 23, 2021, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly vote by internet,

62	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING

telephone or mail. Abstentions, proxies which are marked or voted to deny discretionary authority on other matters and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

8. What vote is required to pass the proposals?

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the 2022 Annual Meeting is required to elect Directors, to ratify the appointment of KPMG, to approve the compensation of the Company’s NEOs and to act on any other matters properly brought before the meeting.

Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.

9. What if I do not specify a choice for a matter when returning a proxy?

If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 2 and FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs in Proposal 3. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies.

10. How will my shares be voted on any other matters to come before the meeting?

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, who are members of the Company’s management, except proxies which are marked to deny discretionary authority. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.

11. Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy or vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to rules of the NYSE.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters.

12. How can I revoke a proxy or change my vote?

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on January 31, 2022. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions

13. Who will pay the cost of this proxy solicitation?

The solicitation will be by internet and mail and the expense thereof will be paid by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an estimated cost of $15,000 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or other employees of the Company and we may request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	63

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING

14. How do I obtain admission to the 2022 Annual Meeting?

Please see “Proxy Statement Summary—Attending the Meeting” above for information on attending the meeting and required information. If you have questions regarding whether you have the required information, directions, or if you require any special accommodations due to a disability, please contact the Emerson Investor Relations Department at 314-553-2197 in advance of the meeting. The meeting facilities will open at 9:30 a.m., Central Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

15. What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card or other voter information card received from your bank or broker. We recommend that you contact your bank or broker, or our transfer agent, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A, P.O. Box 505000, Louisville, Kentucky 40233; you can reach Computershare at 1-888-213-0970 (from within the U.S. or Canada) or 1-781-575-2879 (from outside the U.S. or Canada).

16. May shareholders ask questions at the 2022 Annual Meeting?

Yes. Both the Chair and CEO will answer shareholders’ questions during the Q&A period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question only after all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chair and confine their questions to matters that relate directly to the business of the meeting.

17. Is it possible that the Annual Meeting will be changed to a virtual or hybrid format?

Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the COVID-19 pandemic, we may deem it necessary to hold the Annual Meeting solely by means of remote communication (i.e., a virtual-only meeting) or as a hybrid meeting (i.e., permitting both virtual and in-person attendance) in lieu of an in-person meeting at our headquarters. If we decide to hold a virtual or hybrid Annual Meeting, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. In that event, the Annual Meeting would be held on the above date and time but would be available via live audio webcast, and shareholders or their legal proxy holders could participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EMR2022 and using your 16-digit control number. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date.

64	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

Other Matters

Future Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Proposals of shareholders intended to be presented at the 2023 Annual Meeting to be held on February 7, 2023, must be received by the Company by August 12, 2022, for inclusion in the Company’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our Bylaws, a shareholder who intends to submit an item of business, including a Director nomination or other proposal, outside of our proxy statement, at an Annual Meeting must comply with the requirements of our Bylaws including the provision of timely notice to the Secretary of the Company in advance of the meeting. To be timely, a shareholder’s notice ordinarily must be received at the principal executive offices of the Company not less than 90 nor more than 120 days before the meeting. For the 2023 Annual Meeting of Shareholders to be held on February 7, 2023, such notice must be received between October 10 and November 9, 2022. However, if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.

A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting, and (ii) as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting.

In addition to the proposing shareholder information, for Director nominations outside of our proxy statement, the notice shall also include, as to each person whom the shareholder proposes to nominate, the information specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for Director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee.

Our Bylaws also set out specific eligibility requirements that nominees for Director must satisfy, which require nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

○

is not and will not become a party to (1) any agreement or arrangement with, and has not given any commitment or assurance to, any person as to how such nominee will act or vote (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties under applicable law;

○

is not and will not become a party to any agreement or arrangement with any person with respect to any compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed therein; and

○	if elected, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	65

OTHER MATTERS

These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Director Nominees for Inclusion in Proxy Statement (Proxy Access)

In August 2017, the Board amended the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered to and received by the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, no sooner than July 13, 2022, and no later than August 12, 2022, to be considered timely for purposes of the Company’s 2022 Annual Meeting.

To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Bylaws.

Communications with the Company and Obtaining Emerson Documents

Shareholders and other interested persons may contact the Independent Chair of the Board or any of our Directors in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Independent Chair of the Board or relevant Director.

The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance. The foregoing documents are available in print to shareholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed as follows: www.Emerson.com, Investors, SEC filings. Information on our website does not constitute part of this proxy statement.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement and/or a notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” can provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports, proxy materials and notices of internet availability of proxy materials, delivering a single annual report, proxy statement and/or notice of internet availability of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and notice of internet availability of proxy materials, or if you currently receive multiple copies of these documents and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

66	PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

OTHER MATTERS

Forward-Looking Statements

This Proxy Statement may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Securities Exchange Act and other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our strategy, outlook, operations, prospects, aspirational purpose, causes, values, and related commitments, goals or targets, including those regarding sustainability, greenhouse gas emissions, diversity, inclusion or other initiatives, plans or goals are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties. Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company’s ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed AspenTech transaction, the scope, duration and ultimate impact of the COVID-19 pandemic, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, which are set forth in the “Risk Factors” of Part I, Item 1A, and the “Safe Harbor Statement” of Part II, Item 7, to the Company’s Annual Report on Form 10-K for the year ended September 30, 2021 and in subsequent reports filed with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS	67

Appendix A

EMERSON DIRECTOR INDEPENDENCE STANDARDS

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2. The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;

3. Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;

4. Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5. If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10. The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1 PROXY STATEMENT FOR EMERSON 2022 ANNUAL MEETING OF SHAREHOLDERS

Emerson

World Headquarters
8000 W. Florissant Ave.
P.O. Box 4100
St. Louis, MO 63136
Emerson.com

EMERSON ELECTRIC CO.

8000 WEST FLORISSANT AVENUE

P.O. BOX 4100

ST. LOUIS, MO 63136-8506

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on January 31, 2022 for shares held directly and by 11:59 P.M. Eastern Time on January 27, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on January 31, 2022 for shares held directly and by 11:59 P.M. Eastern Time on January 27, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Shareholders for your vote to be counted.

SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS

If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on January 27, 2022. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63405-P62795-Z81150                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EMERSON ELECTRIC CO.		For All	Withhold All	For All Except
THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:		☐	☐	☐
1.	ELECTION OF DIRECTORS FOR TERMS ENDING IN 2025

Nominees:

01) J. B. Bolten
02) W. H. Easter III
03) S. L. Karsanbhai
04) L. M. Lee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:		For	Against	Abstain

2.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized offcer. If a partnership, please sign in partnership name by authorized person.)

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, February 1, 2022

10:00 A.M., Central Standard Time

Currently Scheduled to be Held at

Emerson Electric Co. Headquarters

8000 West Florissant Avenue

St. Louis, MO 63136

PLEASE PRESENT THIS

NON-TRANSFERABLE TICKET

AT THE REGISTRATION DESK

UPON ARRIVAL*

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report to Shareholders, including our Annual Report on Form 10-K, for the fiscal year ended September 30, 2021, are available at www.proxyvote.com.

*Although we are currently planning to hold the Annual Meeting in person, in light of the ongoing public health concerns surrounding the COVID -19 pandemic, we may deem it necessary to make alternative arrangements for the Annual Meeting, which may include holding the meeting solely by means of remote communication. If we decide to hold a virtual Annual Meeting, we will announce it in advance in a press release, and details will be posted on our website at www.Emerson.com, Investors, Investor Resources, Shareholder Information and filed as additional proxy soliciting material with the Securities and Exchange Commission. In that event, the Annual Meeting would be held on the above date and time but would be available via live audio webcast, and shareholders or their legal proxy holders could participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EMR2022 and using your 16-digit control number, but only if the meeting is held virtually and not in St. Louis. If you are planning to attend our Annual Meeting, please monitor our website prior to the meeting date. As always, we encourage you to vote the shares prior to the Annual Meeting.

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FOLD AND DETACH HERE	D63406-P62795-Z81150

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint S.L. KARSANBHAI, S.Y. BOSCO, and J.A. SPERINO, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of EMERSON ELECTRIC CO., to be held on February 1, 2022, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, or an alternative venue as determined by the Company (including live via the internet at www.virtualshareholdermeeting.com/EMR2022), and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

(Continued, and to be marked, dated and signed, on the other side)